UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Virgin Galactic Holdings, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Virgin Galactic Holdings, Inc.

166 North Roadrunner Parkway, Suite 1C

Las Cruces, New Mexico 88011

April 20, 2020

Dear Fellow Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the 2020 annual meeting of stockholders (the “Annual Meeting”) of Virgin Galactic Holdings, Inc., which will be held on June 2, 2020, at 9:00 a.m., Pacific Time at www.virtualshareholdermeeting.com/SPCE2020.

In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet, we have sent stockholders of record at the close of business on April 8, 2020 a Notice of Internet Availability of Proxy Materials. The notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice and the attached Proxy Statement.

Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the Annual Meeting.

Your vote is important to us. Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Please act as soon as possible to vote your shares. You may vote your shares on the Internet, by telephone or if, you received a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. You may also vote your shares online during the Annual Meeting. Instructions on how to vote while participating at the meeting live via the Internet are posted at www.virtualshareholdermeeting.com/SPCE2020.

On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

/s/ Chamath Palihapitiya

Chamath Palihapitiya

Chair of the Board

Virgin Galactic Holdings, Inc.

166 North Roadrunner Parkway, Suite 1C

Las Cruces, New Mexico 88011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 2, 2020

NOTICE IS HEREBY GIVEN that the 2020 annual meeting of stockholders (the “Annual Meeting”) of Virgin Galactic Holdings, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, June 2, 2020, at 9:00 a.m., Pacific Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SPCE2020. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “General Information About the Annual Meeting — How can I attend and vote at the Annual Meeting?”

The Annual Meeting is being held:

1.	to elect the director nominees listed in the Proxy Statement;

2.	to ratify, in a non-binding vote, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2020;

3.	to approve, on an advisory (non-binding) basis, the compensation of our named executive officers;

4.	to approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers; and

5.	to transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

These items of business are described in the Proxy Statement that follows this notice. Holders of record of the Company’s common stock as of the close of business on April 8, 2020 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to Corporate.Secretary@virgingalactic.com, stating the purpose of the request and providing proof of ownership of Company stock. The list of these stockholders will also be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials that you received, on your proxy card, or on the materials provided by your bank or broker.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, instructions regarding how you can vote are contained in that notice. If you have received a proxy card, instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy. Note that, in light of possible disruptions in mail service related to the COVID-19 pandemic, we encourage stockholders to submit their proxy by Internet or telephone.

By Order of the Board of Directors

George Whitesides

Chief Executive Officer and Director

Las Cruces, New Mexico

April 20, 2020

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting: This Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com.

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Page
PROPOSAL NO. 3 APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	52

Background	52
Board Recommendation	52

PROPOSAL NO. 4 APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	53

Background	53

Board Recommendation	53

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS	54

HOUSEHOLDING	55

2019 ANNUAL REPORT	56

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Virgin Galactic Holdings, Inc.

166 North Roadrunner Parkway, Suite 1C

Las Cruces, New Mexico 88011

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 2, 2020

This proxy statement (this “Proxy Statement”) and our annual report for the fiscal year ended December 31, 2019 (the “Annual Report” and, together with the Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board” or the “Board of Directors”) of Virgin Galactic Holdings, Inc. (the “Company,” “we,” “us,” or “our”) in connection with our 2020 annual meeting of stockholders (the “Annual Meeting”). This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about April 20, 2020.

As used herein, the terms “Company,” “we,” “us,” or “our” refer to Virgin Galactic Holdings, Inc. and its consolidated subsidiaries unless otherwise stated or the context otherwise requires. The Company was a special purpose acquisition company called “Social Capital Hedosophia Holdings Corp.” (“Social Capital”) prior to the closing of the Virgin Galactic Business Combination in October 2019. The Virgin Galactic Business Combination represents the transactions contemplated by an agreement and plan of merger whereby the entities that previously comprised the business of Virgin Galactic (the “VG Companies”) merged with and into subsidiaries of the Company.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Tuesday, June 2, 2020 at 9:00 a.m., Pacific Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SPCE2020 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”), on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the as of the close of business on April 8, 2020 (the “Record Date”).

What are the purposes of the Annual Meeting?

The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:

•	Proposal No. 1: Election of the director nominees listed in this Proxy Statement.

•	Proposal No. 2: Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2020.

•	Proposal No. 3: Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

•	Proposal No. 4: Approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of our named executive officers.

Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?

At the date this Proxy Statement went to press, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

The rules of the Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials, including this Proxy Statement and the Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice and Access Card provides instructions on how to access and review on the Internet all of the proxy materials. The Notice and Access Card also instructs you as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice and Access Card.

What does it mean if I receive more than one Notice and Access Card or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice and Access Card or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Can I vote my shares by filling out and returning the Notice and Access Card?

No. The Notice and Access Card identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and Access Card and returning it. If you would like a paper proxy card, you should follow the instructions in the Notice and Access Card. The paper proxy card you receive will also provide instructions as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. Alternatively, you can mark the paper proxy card with how you would like your shares voted, sign the proxy card and return it in the envelope provided.

Who is entitled to vote at the Annual Meeting?

Holders of record of shares of our common stock as of the Record Date will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. At the close of business on the Record Date, there were 209,613,064 shares of our common stock issued and outstanding and entitled to vote, which includes the shares of common stock that formed a portion of our then-outstanding units, which as of the Record Date were listed on the NYSE under the symbol SPCE.U and consisted of one share of our common stock and one-third of a warrant to purchase one share of our common stock. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 9:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” refer to shares that are held on the holder’s behalf in the name of a bank, broker or other nominee.

What do I do if my shares are held in “street name”?

If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The Notice and Access Card or the proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of the Company’s capital stock issued and outstanding and entitled to vote, present in person, or by remote communication, or represented by proxy constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.

Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.

What are “broker non-votes”?

A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion.

Under current New York Stock Exchange (“NYSE”) interpretations that govern broker non-votes, Proposal Nos. 1, 3 and 4 are considered non-discretionary matters, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposals. Proposal No. 2 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present electronically or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

How do I vote my shares without attending the Annual Meeting?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:

•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice and Access Card or proxy card; or

•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 1, 2020.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.

Why hold a virtual meeting?

As part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of the novel coronavirus disease, COVID-19, we believe that hosting a virtual meeting is in the best interest of the Company and its stockholders and enables increased stockholder attendance and participation because stockholders can participate from any location around the world while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting.

How can I attend and vote at the Annual Meeting?

We will be hosting the Annual Meeting live via audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/SPCE2020. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/SPCE2020.

•	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/SPCE2020 on the day of the Annual Meeting.

•	Webcast starts promptly at 9:00 a.m., Pacific Time.

•	You will need your 16-Digit Control Number to enter the Annual Meeting.

•	Stockholders may submit questions while attending the Annual Meeting via the Internet.

•	Webcast replay of the Annual Meeting will be available for thirty days following the Annual Meeting.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 9:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR the nominees to the Board set forth in this Proxy Statement.

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2020.

•	FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

•	“ONE YEAR” on the approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of our named executive officers.

How many votes are required to approve each proposal?

The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted.

As of the Record Date, Vieco 10 Limited (“Vieco 10”) beneficially owned and had the right to vote 114,790,438 of the outstanding shares of our common stock (representing 54.8% of the voting power) and have advised us that they intend to vote all such shares in favor of the director nominees listed herein, for the ratification of the appointment of KPMG as our independent registered public accounting firm for 2020, for the approval of the compensation of our named executive officers and for one year as the frequency of future advisory votes on the compensation of our named executive officers. As a result, we are assured a quorum at the Annual Meeting, the passage of Proposal Nos. 1, 2 and 3 and the approval of one year for the frequency of future advisory votes on the compensation of our named executive officers.

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected.	“FOR ALL” “WITHHOLD ALL” “FOR ALL EXCEPT”	None(1)	No(3)

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(2)	Yes(4)

Proposal No. 3: Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(2)	No(3)

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed

Proposal No. 4: Approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of our named executive officers.	The frequency that receives the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon. If no frequency receives the foregoing vote, then we will consider the option of ONE YEAR, TWO YEARS, or THREE YEARS that received the highest number of votes cast to be the frequency recommended by stockholders.	“ONE YEAR” “TWO YEARS” “THREE YEARS” “ABSTAIN”	None(2)	No(3)

(1)	Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.
(2)	A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.
(3)	As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.
(4)	As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.

Who will count the votes?

Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and a representative of Broadridge will act as inspector of election.

Can I revoke or change my vote after I submit my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

•

sending a written statement to that effect to the attention of our Corporate Secretary at our corporate offices or by electronic mail at Corporate.Secretary@virgingalactic.com, provided such statement is received no later than June 1, 2020;

•	voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern time, on June 1, 2020;

•	submitting a properly signed proxy card with a later date that is received no later than June 1, 2020; or

•	attending the Annual Meeting, revoking your proxy and voting again.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote at the Annual Meeting.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Board Size and Structure

Our certificate of incorporation as currently in effect (“Certificate of Incorporation”) provides that the number of directors shall be established from time to time by our Board of Directors. Our Board of Directors has fixed the number of directors at eight, and we currently have eight directors serving on the Board.

Our Certificate of Incorporation provides that all of our directors stand for reelection annually at the annual meeting of stockholders, provided that the term of each director will continue until the election and qualification of his or her successor and is subject to his or her earlier death, resignation or removal. Generally, vacancies or newly created directorships on the Board will be filled only by vote of a majority of the directors then in office and will not be filled by the stockholders, unless the Board determines by resolution that any such vacancy or newly created directorship will be filled by the stockholders. A director appointed by the Board to fill a vacancy will hold office until our next annual meeting of stockholders, subject to the election and qualification of his or her successor or until his or her earlier death, resignation or removal.

Information About Board Nominees

The following pages contain certain biographical information as of April 20, 2020 for each nominee for director, including all positions held, the principal occupation and business experience for the past five years and the names of other publicly-held companies of which the nominee currently serves as a director or has served as a director during the past five years.

We believe that all of our nominees: display personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of our Board of Directors and its committees; skills and personality that complement those of our other directors that helps build a board that is effective, collegial and responsive to the needs of our Company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding each nominee also sets forth specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.

George Whitesides. Mr. Whitesides, 46, has served as our Chief Executive Officer and as a member of our Board of Directors since the closing of the Virgin Galactic Business Combination in October 2019, and has served as the Chief Executive Officer of the VG Companies since May 2010. Prior to joining the VG Companies, Mr. Whitesides served as Chief of Staff for NASA from July 2009 to April 2010, and served on the NASA Transition Team from November 2008 to January 2009. Upon departure from the American space agency, he received the Distinguished Service Medal, the highest award the agency confers. Mr. Whitesides has served on various governmental and charitable boards in his career, such as chair of the Reusable Launch Vehicle Work Group for the Federal Aviation Administration’s Commercial Space Transportation Advisory Committee, and as a member of the board of Virgin Unite USA, a charitable entity related to Virgin Group Holdings Limited and its affiliates (collectively, the “Virgin Group”). Mr. Whitesides has also served on the executive committee of the Commercial Spaceflight Federation, an industry association (currently as Vice Chair), Caltech’s Space Innovation Council, Princeton University’s Advisory Council for Mechanical and Aerospace Engineering and the World Economic Forum’s Global Future Council on Space Technologies (as Co-Chair and Member). Mr. Whitesides graduated from Princeton University with a degree from the Woodrow Wilson School of Public and International Affairs, earned an MPhil in geographic information systems and remote sensing from the University of Cambridge and was a Fulbright Scholar.

We believe Mr. Whitesides is well qualified to serve on our Board of Directors because of his deep knowledge of the aerospace industry and his extensive managerial experience, including as Chief Executive Officer of the VG Companies.

Chamath Palihapitiya. Mr. Palihapitiya, 43 has served as the Chairperson of our Board of Directors since May 2017. Mr. Palihapitiya founded our company and served as its Chief Executive Officer since its inception until the closing of the Virgin Galactic Business Combination in October 2019. Mr. Palihapitiya also served as a director of Slack Technologies Inc. from April 2014 to December 2019. Prior to founding Social Capital in 2011, Mr. Palihapitiya served as Vice President of User Growth at Facebook, and is recognized as having been a major force in its launch and growth. Mr. Palihapitiya was responsible for overseeing Monetization Products and Facebook Platform, both of which were key factors driving the increase in Facebook’s user base worldwide. Prior to working for Facebook, Mr. Palihapitiya was a principal at the Mayfield Fund, one of the United States’ oldest venture firms, before which he headed the instant messaging division at AOL. Mr. Palihapitiya graduated from the University of Waterloo, Canada with a degree in electrical engineering.

We believe Mr. Palihapitiya is well qualified to serve as the Chairperson of our Board of Directors because of his extensive management history and experience in identifying, investing in and building next-generation technologies and companies, and because he is a significant stockholder of ours.

Wanda Austin. Dr. Austin, 65, has served as a member of our Board of Directors since the closing of the Virgin Galactic Business Combination in October 2019. Dr. Austin served as Interim President of the University of Southern California from August 2018 to July 2019 and has held an adjunct Research Professor appointment at the University’s Viterbi School’s Department of Industrial and Systems Engineering since 2007. Dr. Austin has been a director of Chevron Corporation and Amgen Inc. since December 2016 and October 2017, respectively. From January 2008 to October 2016, Dr. Austin served as President and Chief Executive Officer of The Aerospace Corporation, an independent nonprofit corporation operating the only federally funded research and development center for the space enterprise and performing technical analyses and assessments for a variety of government, civil and commercial customers. Before becoming President and Chief Executive Officer, Dr. Austin served as Senior Vice President of the corporation’s National Systems Group and Engineering and Technology Group. From 2015 to January 2017, Dr. Austin served on the President’s Council of Advisors on Science and Technology, advising the President of the United States in areas where an understanding of science, technology and innovation was key to forming effective U.S. policy. Dr. Austin is also a co-founder of MakingSpace, Inc., a nonprofit focused on creating inclusive opportunities for collaboration, and served on the U.S. Human Spaceflight Review Committee from 2009 to 2010, the Defense Science Board from 2010 to 2016, the Space Foundation from 2013 to 2015, the California Council on Science and Technology from 2008 to 2013 and the NASA Advisory Council from 2005 to 2007 and 2014 to 2017. Dr. Austin is a fellow of the American Institute of Aeronautics and Astronautics and a member of the International Academy of Astronautics and the National Academy of Engineering. Dr. Austin holds a bachelor’s degree in mathematics from Franklin & Marshall College, masters degrees in systems engineering and mathematics from the University of Pittsburgh and a doctorate in systems engineering from the University of Southern California.

We believe Dr. Austin is well qualified to serve on our Board of Directors because of her extensive financial and operational experience as well as her deep experience in the aerospace industry.

Adam Bain. Mr. Bain, 46, has served as a member of our Board of Directors since September 2017. Mr. Bain is a co-managing partner of 01 Advisors, a venture capital firm targeting high-growth technology companies, since co-founding the firm in January 2018. Since November 2016, Mr. Bain has also been an independent advisor and investor in select growth-stage companies. Previously, Mr. Bain was the Chief Operating Officer of Twitter from September 2015 until November 2016 and President of Global Revenue & Partnerships from 2010 to September 2015, where he was responsible for the business lines at the public company, building one of the fastest revenue ramps of a consumer internet business. Mr. Bain oversaw employees in multiple countries ranging from Product, Business Operations, Business Development, Media Partnerships, Developer Relations, Twitter’s International

business and all of the go-to-market Sales teams for the advertising and data businesses. Previously, Mr. Bain was the President of the Fox Audience Network at Newscorp, responsible for monetizing Fox’s digital assets. Mr. Bain started his career running product and engineering teams at Fox Sports and the Los Angeles Times. Mr. Bain earned his Bachelor of Arts in English Journalism from Miami University in Ohio.

Mr. Bain is well qualified to serve on our Board of Directors because of his extensive experience relating to business growth and development within technology and other related industries.

Craig Kreeger. Mr. Kreeger, 60, has served as a member of our Board of Directors since the closing of the Virgin Galactic Business Combination in October 2019. Mr. Kreeger retired from his role as Chief Executive Officer of Virgin Atlantic after leading the company from February 2013 through December 2018. During his tenure at Virgin Atlantic, Mr. Kreeger was responsible for all airline operations and led the company to rebuild its balance sheet, launch its successful joint venture with Delta Airlines and develop a long-term strategy for expanding the joint venture to include AirFrance and KLM Royal Dutch Airlines. Prior to his tenure at Virgin Atlantic, Mr. Kreeger spent 27 years at American Airlines, where he held a variety of commercial, operational, financial and strategic roles. Mr. Kreeger spent his last six years at American as part of its leadership team overseeing its International Division and then all of its Customer Service. Mr. Kreeger holds a bachelor’s degree in Economics from the University of California at San Diego and a Master of Business Administration from the University of California at Los Angeles.

We believe Mr. Kreeger is well qualified to serve on our Board of Directors because of his extensive operational, financial and managerial experience and his deep industry knowledge.

Evan Lovell. Mr. Lovell, 50, has served as a member of our Board of Directors since the closing of the Virgin Galactic Business Combination in 2019. Mr. Lovell has been a Partner of the Virgin Group since October 2012 and is responsible for managing the Virgin Group’s investment team globally. Mr. Lovell currently serves as a member of the board of directors for a number of Virgin Group portfolio companies, including BMR Energy Ltd., V Cruises US, LLC, Virgin Cruises Intermediate Limited, Virgin Cruises Limited, Vieco 10, Virgin Hotels, LLC, Virgin Sport Group Limited, Virgin Sport Management USA, Inc. and VO Holdings, Inc. From December 2008 to June 2019, Mr. Lovell was a member of the board of directors of AquaVenture Holdings Limited, and from April 2013 to December 2016 was a member of the board of directors of Virgin America Inc. From September 1997 to October 2007, Mr. Lovell served as an investment professional at TPG Capital, where he also served on the board of a number of TPG portfolio companies. Mr. Lovell holds a bachelor’s degree in Political Science from the University of Vermont.

We believe Mr. Lovell is well qualified to serve on our Board of Directors because of his extensive experience as a seasoned investor and operator.

George Mattson. Mr. Mattson, 54, has served as a member of our Board of Directors since the closing of the Virgin Galactic Business Combination in 2019. Mr. Mattson has served as a director for Delta Air Lines, Inc. since October 2012 and as Delta’s representative on the board of directors of the Air France KLM Group since November 2017. Previously, Mr. Mattson served as a Partner and Co-Head of the Global Industrials Group in Investment Banking at Goldman, Sachs & Co. from November 2002 through August 2012. Mr. Mattson joined Goldman Sachs in 1994, and served in a variety of positions before becoming Partner and Co-Head of the Global Industrials Group. Since his retirement from Goldman Sachs, Mr. Mattson has been a private investor involved in acquiring and growing middle market businesses. Mr. Mattson holds a bachelor’s degree in Electrical Engineering from Duke University and a Master of Business Administration from the Wharton School of the University of Pennsylvania.

We believe Mr. Mattson is well qualified to serve on our Board of Directors because of his extensive professional and financial experience and his experience as a public company director.

James Ryans. Dr. Ryans, 44, has served as a member of our Board of Directors since February 2018. Dr. Ryans has been a professor of accounting at London Business School since 2016. Dr. Ryans teaches financial accounting at the graduate and post-graduate levels, and directs an executive education program on mergers and acquisitions. His current research focuses on topics in mergers and acquisitions, firm disclosure and government oversight of financial reporting. From 2012 until 2016, Dr. Ryans was a graduate student instructor at the University of California Berkeley. From 2003 to 2011, Dr. Ryans oversaw investments and business development at Chelsea Rhone LLC and its affiliate HealthCap RRG, a mutual insurance company. From 1999 until 2001, Dr. Ryans was a consultant with Deloitte & Touche. Dr. Ryans is a CFA charterholder and holds a Ph.D. in business administration from the University of California Berkeley, an MBA from the University of Michigan and a BASc in electrical engineering from the University of Waterloo.

We believe Dr. Ryans is well qualified to serve on our Board of Directors because of his extensive background and expertise relating to financial consulting, financial accounting and other related industries.

Board Recommendation

The Board of Directors unanimously recommends you vote “FOR” the election of each of the director nominees named above.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The audit committee appoints our independent registered public accounting firm. In this regard, the audit committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the audit committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. KPMG LLP (“KPMG”) has served as our independent registered public accounting firm since 2019. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the audit committee has appointed KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2020.

Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of KPMG to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and it is a good corporate governance practice. If our stockholders do not ratify the selection, it will be considered as notice to the Board and the audit committee to consider the selection of a different firm. Even if the selection is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of KPMG are expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

Change in Independent Registered Accounting Firm

As previously disclosed, on November 11, 2019, Marcum LLP (“Marcum”) was dismissed as our independent registered public accounting firm and, effective November 12, 2019, KPMG was engaged as the Company’s new independent registered public accounting firm. The dismissal of Marcum and appointment of KPMG was done in connection with the closing of the Virgin Galactic Business Combination.

Marcum served as the independent registered public accounting firm for the Company since May 5, 2017, its inception as Social Capital Hedosophia Holdings Corp. KPMG served as the independent registered public accounting firm for Virgin Galactic, LLC, The Spaceship Company, LLC, Virgin Galactic (UK) Limited and their respective subsidiaries (collectively, the “Virgin Galactic Business”) prior to the Virgin Galactic Business Combination described in our Current Report on Form 8-K filed on October 29, 2019. The audit committee’s decision to engage KPMG was made because, for accounting purposes, the historical financial statements of the Company include a continuation of the financial statements of the Virgin Galactic Business.

Marcum’s report on the Company’s financial statements for the year ended December 31, 2018 and for the period from May 5, 2017 (inception) through December 31, 2017 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During the period of Marcum’s engagement and the subsequent interim period preceding Marcum’s dismissal, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports covering such periods. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of Marcum’s engagement and the subsequent interim period preceding Marcum’s dismissal.

The Company previously provided Marcum with a copy of the disclosures regarding the dismissal reproduced in this Proxy Statement and received a letter from Marcum addressed to the SEC stating that they agree with the above statements. This letter was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on November 15, 2019.

During the period from May 5, 2017 (inception) through December 31, 2018 and the subsequent interim period preceding the engagement of KPMG, neither the Company nor anyone on its behalf has previously consulted with KPMG regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” (as described in Items 304(a)(1)(iv) and 304(a)(1)(v) of Regulation S-K, respectively).

Audit, Audit-Related, Tax and All Other Fees

The table below sets forth the aggregate fees billed by Marcum in 2018 and by KPMG in 2019.

	2019(3)	2019(4)	2018
Audit Fees(1)	$727,702	$732,032	$54,848
Audit-Related Fees	—	—	—
Tax Fees	—	—	—
All Other Fees(2)	—	315,114	—

Total	$727,702	$939,702	$54,848

(1)

Audit fees include fees for services performed to comply with the standards established by the Public Company Accounting Oversight Board, including the audit of our consolidated financial statements. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal independent auditor reasonably can provide, such as consent and assistance with and review of our SEC filings.

(2)

All Other Fees consisted of fees billed for services involving due diligence performed in connection with directors and officers insurance under Social Capital’s engagement entered into prior to the Virgin Galactic Business Combination.

(3)

Represent fees billed for services for the period from October 26, 2019 through December 31, 2019 following the Virgin Galactic Business Combination. Audit Fees include the 2019 audit of our consolidated financial statements for approximately $630,000, the statutory audit performed for Virgin Galactic Limited for approximately $24,000, fees for SEC filings related to the registration of shares issuable under the Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan and warrants and fees for SEC filings associated with the Virgin Galactic Business Combination for approximately $74,000.

(4)

Represent fees billed for services for the period from January 1, 2019 through October 25, 2019 prior to the Virgin Galactic Business Combination. Audit Fees include the fiscal year 2017 and 2018 carve-out audits for approximately $383,000 and fees related to SEC filings associated with the Virgin Galactic Business Combination for approximately $349,000.

Pre-Approval Policies and Procedures

The formal written charter for our audit committee requires that the audit committee pre-approve all audit services to be provided to us, whether provided by our principal auditor or other firms, and all other services

(review, attest and non-audit) to be provided to us by our independent registered public accounting firm, other than de minimis non-audit services approved in accordance with applicable SEC rules.

The audit committee has adopted a pre-approval policy that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. This pre-approval policy generally provides that the audit committee will not engage an independent registered public accounting firm to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the audit committee or (ii) entered into pursuant to the pre-approval policies and procedures described in the pre-approval policy. Unless a type of service to be provided by our independent registered public accounting firm has received this latter general pre-approval under the pre-approval policy, it requires specific pre-approval by the audit committee.

On an annual basis, the audit committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by the Company’s independent registered public accounting firm without first obtaining specific pre-approval from the audit committee. The audit committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. Any member of the audit committee to whom the committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the audit committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the audit committee requires pre-approval for such additional services or such additional amounts.

Prior to the Virgin Galactic Business Combination, all of the services listed in the table above provided by Marcum were approved by Social Capital in accordance with its policies then in effect. Following the Virgin Galactic Business Combination, all of the services listed in the table above provided by KPMG were approved by our audit committee.

Board Recommendation

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2020.

AUDIT COMMITTEE REPORT

The audit committee operates pursuant to a charter which is reviewed annually by the audit committee. Additionally, a brief description of the primary responsibilities of the audit committee is included in this Proxy Statement under the discussion of “Corporate Governance—Audit Committee.” Under the audit committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

In the performance of its oversight function, the audit committee reviewed and discussed with management and KPMG LLP, as the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended December 31, 2019. The audit committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the audit committee received and reviewed the written disclosures and the letters from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB, regarding such independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with the Company’s independent registered public accounting firm their independence from the Company.

Based upon the review and discussions described in the preceding paragraph, the audit committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Dr. James Ryans (Chair)

Dr. Wanda Austin

Craig Kreeger

EXECUTIVE OFFICERS

The table below identifies and sets forth certain biographical and other information regarding our executive officers as of April 20, 2020. Other than as to Michael Moses, as more fully described under “Certain Transactions with Related Persons — Compensation of Chief Astronaut Instructor,” there are no family relationships among any of our executive officers or directors.

Executive Officer	Age	Position
George Whitesides	46	Chief Executive Officer and Director

Jonathan Campagna	47	Chief Financial Officer

Enrico Palermo	40	Chief Operating Officer, Virgin Galactic Holdings, Inc. and President, TSC, LLC

Michael Moses	52	President, Virgin Galactic, LLC

Michelle Kley	48	Executive Vice President, General Counsel and Secretary

See page 8 of this Proxy Statement for George Whitesides’ biography.

Jonathan Campagna. Mr. Campagna has served as our Chief Financial Officer since the closing of the Virgin Galactic Business Combination in 2019, and has served as the Chief Financial Officer for the VG Companies since April 2018. Mr. Campagna previously served as Vice President of Finance for the VG Companies from October 2015 to April 2018. Prior to joining the VG Companies, Mr. Campagna served as Controller from July 2012 to October 2015 at ICON Aircraft, a light sport aircraft manufacturer, where he helped transition the organization from a research and development centric organization to a full production environment. Before his tenure at ICON, Mr. Campagna held various financial leadership positions at Ericsson from April 2007 to July 2012, and prior to Ericsson was the Corporate Controller at Tandberg Television from June 2006 to April 2007, when it was acquired by Ericsson. Prior to Tandberg Television, Mr. Campagna was the Corporate Controller at GoldPocket Interactive, a media software provider, from May 2000 to June 2006, shortly after it was acquired by Tandberg Television. Mr. Campagna started his career in the audit and assurance services practice at PricewaterhouseCoopers after graduating from California Polytechnic State University, San Luis Obispo with a bachelor’s degree in Business Administration. Mr. Campagna is a certified public accountant (inactive) in the State of California.

Enrico Palermo. Mr. Palermo has served as our Chief Operating Officer since January 2020 and has served as President of TSC, LLC, one of our wholly owned subsidiaries, focusing on the development and manufacture of our spaceflight systems, since February 2018, where he is responsible for the development, manufacturing and testing of our fleet of spaceships, carrier aircraft and rocket motors. Mr. Palermo previously served as TSC, LLC’s Executive Vice President and General Manager from August 2016 to February 2018 and as Vice President of Operations from July 2011 to July 2016. Mr. Palermo joined the VG Companies in November 2006 and was instrumental in implementing and developing spaceship manufacturing operations and capabilities for TSC, LLC in Mojave, California. Upon receipt of a scholarship from the European Space Agency, Mr. Palermo studied at the International Space University in Strasbourg, France, completing the university’s intensive Space Studies Program in September 2006. Mr. Palermo graduated from the University of Western Australia with a Bachelor of Engineering in Mechanical Engineering and Bachelor of Science in Physics and Applied Mathematics.

Michael Moses. Mr. Moses has served as the President of Virgin Galactic, LLC (“VG, LLC”), a wholly owned subsidiary of ours focused on the operation of our spaceflight systems, since June 2016 and is responsible for overseeing program development and spaceflight operations, including vehicle processing, flight planning, astronaut training and flight crew operations. Mr. Moses previously served as VG, LLC’s Vice-President of Operations from October 2011 to June 2016. Prior to joining the VG Companies, Mr. Moses served at NASA’s Kennedy Space Center in Florida as the Launch Integration Manager from August 2008 to October 2011, where he led all space shuttle processing activities from landing through launch, including serving as the chair of

NASA’s Mission Management Team, where he provided ultimate shuttle launch decision authority. Mr. Moses served as Flight Director at NASA’s Johnson Space Center from April 2005 to August 2008 where he led teams of flight controllers in the planning, training and execution of space shuttle missions. Mr. Moses graduated from Purdue University with a bachelor’s degree in Physics and a master’s degree in Aeronautical and Astronautical Engineering, and earned a master’s degree in Space Sciences from the Florida Institute of Technology. Mr. Moses is a two-time recipient of the NASA Outstanding Leadership Medal.

Michelle Kley. Ms. Kley has served as our Executive Vice President, General Counsel and Secretary since December 2019. Ms. Kley is responsible for overseeing all legal affairs, including corporate governance, securities law and NYSE compliance, M&A activity and strategic transactions. She also acts as Corporate Secretary and advises the Board of Directors. Prior to joining the Company, from 2016 to 2019, Ms. Kley was the Senior Vice President, Chief Legal and Compliance Officer and Secretary of Maxar Technologies Inc. (“Maxar”), and from 2012 to 2016, she served as Associate General Counsel and Vice President of Legal of Space Systems/Loral, LLC, a subsidiary of Maxar. Prior to joining Maxar, from 2011 to 2012, Ms. Kley was a corporate associate at Morrison & Foerster LLP. From 2010 to 2011, Ms. Kley served as legal counsel for Beazley Group. From 2003 to 2009, Ms. Kley was a corporate associate at Wilson Sonsini Goodrich & Rosati P.C. Since 2018, Ms. Kley has served as the volunteer General Counsel for the Association of Space Explorers, a non-profit organization with a membership composed of individuals who have completed at least one Earth orbit in space. She is a member the International Institute of Space Law and serves on the board of directors of its US affiliate, the US Center for Space Law. Ms. Kley graduated from University of California Berkeley Law School (Boalt Hall) with a J.D. degree and from Sonoma State University with a Bachelor of Arts degree in psychology.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines. A copy of these Corporate Governance Guidelines can be found in the “Governance — Governance Documents” section of the “Investors Information” page of our website located at www.virgingalactic.com, or by writing to our Corporate Secretary at our offices at 166 North Roadrunner Parkway, Suite 1C, Las Cruces, New Mexico 88011. Among the topics addressed in our Corporate Governance Guidelines are:

• Director independence and qualifications	• Stock ownership

• Executive sessions of independent directors	• Board access to senior management

• Board leadership structure	• Board access to independent advisors

• Selection of new directors	• Board self-evaluations

• Director orientation and continuing education	• Board meetings

• Limits on board service	• Meeting attendance by directors and non-directors

• Change of principal occupation	• Meeting materials

• Term limits	• Board committees, responsibilities and independence

• Director responsibilities	• Succession planning

• Director compensation

Board Leadership Structure

If the Chairperson of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment by the independent directors of a lead independent director (the “Lead Director”). The Lead Director’s responsibilities include, but are not limited to: presiding over all meetings of the Board at which the Chairperson of the Board is not present, including any executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the Chief Executive Officer and Chairperson of the Board. Our Corporate Governance Guidelines provide that, at such times as the Chairperson of the Board qualifies as independent, the Chairperson of the Board will serve as Lead Director.

The Board believes that our current leadership structure of Chief Executive Officer and Chair of the Board being held by two separate individuals is in the best interests of the Company and its stockholders and strikes the appropriate balance between the Chief Executive Officer and President’s responsibility for the strategic direction, day-to-day leadership and performance of our Company and the Chair of the Board’s responsibility to guide overall strategic direction of our Company and provide oversight of our corporate governance and guidance to our Chief Executive Officer and President and to set the agenda for and preside over Board meetings. We recognize that different leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. Accordingly, the Board will continue to periodically review our leadership structure and make such changes in the future as it deems appropriate and in the best interests of the Company and its stockholders.

Composition of the Board of Directors

Our business and affairs are managed under the direction of our Board of Directors. Our Board is currently composed of eight directors. Subject to the terms of the Stockholders’ Agreement and our Certificate of Incorporation and Bylaws, the number of directors is fixed by our Board of Directors.

Vieco 10, SCH Sponsor Corp. (the “Sponsor”) and Mr. Palihapitiya (together, the “Voting Parties”), whose total combined voting power represents more than 50% of our combined voting power, are party to the Stockholders’ Agreement pursuant to which, among other things, (i) Vieco 10 and Mr. Palihapitiya have rights to designate directors for election to the Board of Directors (and the Voting Parties will vote in favor of such designees at any annual or special meeting of stockholders in which directors are elected), (ii) Vieco 10 has agreed not to take action to remove the members of the Board of Directors designated by Mr. Palihapitiya pursuant thereto, (iii) Mr. Palihapitiya has agreed not to take action to remove the members of the Board of Directors designated by Vieco 10 pursuant thereto and (iv) Vieco 10 has, under certain circumstances, the right to approve certain matters as set forth therein.

Under the Stockholders’ Agreement, Vieco 10 has the right to designate three directors (the “VG designees”) for as long as Vieco 10 beneficially owns 57,395,219 or more shares of our common stock, which represents 50% of the number of shares beneficially owned by Vieco 10 immediately following the closing of the Virgin Galactic Business Combination and related transactions, provided that, when such beneficial ownerships falls below (x) 57,395,219 shares, Vieco 10 will have the right to designate only two directors, (y) 28,697,610 shares, Vieco 10 will have the right to designate only one director and (z) 11,479,044 shares, Vieco 10 will not have the right to designate any directors. Each of the Sponsor and Mr. Palihapitiya have agreed to vote, or cause to vote, all of their outstanding shares of our common stock at any annual or special meeting of stockholders in which directors are elected, so as to cause the election of the VG designees.

Additionally, pursuant to the Stockholders’ Agreement, Mr. Palihapitiya also has the right to designate two directors (the “CP designees”), one of which must qualify as an “independent director” under stock exchange regulations applicable to us, for as long as Mr. Palihapitiya and the Sponsor collectively beneficially own at least 21,375,000 shares of our common stock, which represents 90% of the number of shares beneficially owned by them as of immediately following the closing of the Virgin Galactic Business Combination, but excluding the 10,000,000 shares purchased by Mr. Palihapitiya from Vieco USA, Inc., a Delaware corporation (“Vieco US”), provided that when such beneficial ownership falls below (x) 21,3750,000 shares, Mr. Palihapitiya will have the right to designate only one director, who will not be required to qualify as an “independent director” and (y) 11,875,000 shares, Mr. Palihapitiya will not have the right to designate any directors. Vieco 10 has agreed to vote, or cause to vote, all of its outstanding shares of our common stock at any annual or special meeting of stockholders in which directors are elected, so as to cause the election of the CP designees. The initial chairperson of the Board of Directors is Mr. Palihapitiya until such time as Vieco 10 identifies a permanent chairperson who qualifies as an independent director and is reasonably acceptable to Mr. Palihapitiya.

Under the terms of the Stockholders’ Agreement, two directors (the “Other designees”), each of whom must qualify as an “independent director” under stock exchange regulations applicable to us and one of whom must qualify as an “audit committee financial expert” as defined under the rules of the SEC, were appointed in accordance with the Stockholders’ Agreement and, thereafter, will be as determined by the Board of Directors. In addition, under the terms of the Stockholders’ Agreement, the individual serving as our Chief Executive Officer (the “CEO designee”), was appointed in accordance with the Stockholders’ Agreement to our Board of Directors and will, going forward, be determined by what individual holds the title of Chief Executive Officer of the Company.

Vieco 10 designated Messrs. Kreeger, Lovell and Mattson for election to our Board of Directors, Mr. Palihapitiya designated Messrs. Palihapitiya and Bain for election to our Board of Directors, Drs. Austin and Ryans were designated as the Other designees for election to our Board of Directors and Mr. Whitesides was designated as the CEO designee.

Pursuant to the terms of the Stockholders’ Agreement, the VG designees, the CP designees and the Other designees are only able to be removed with or without cause at the request of the party entitled to designate such director. In all other cases and at any other time, directors are only able to be removed by the affirmative vote of at least a majority of the voting power of our common stock. Pursuant to the terms of the Stockholders’ Agreement, the CEO designee will be removed at such time when the individual ceases to serve as Chief Executive Officer of the Company.

In addition, under the amended and restated trademark license agreement (the “Amended TMLA”), to the extent the Virgin Group does not otherwise have a right to place a director on our Board of Directors, such as Vieco 10’s right to designate the VG designees under the Stockholders’ Agreement, we have agreed to provide Virgin Enterprises Limited (“VEL”) with the right to appoint one director to our Board of Directors (provided the designee is qualified to serve on the Board under all applicable corporate governance policies and regulatory and NYSE requirements).

Boeing Board Observer Right

In connection with a subscription agreement dated October 7, 2019 between us and an entity affiliated with The Boeing Company (the “Boeing Agreement”), Boeing has a right to have a representative attend all meetings of our Board of Directors and to receive all materials provided to our Board, subject to exceptions for us to preserve attorney-client privilege, avoid disclosure of trade secrets or prevent material competitive harm. This right will expire on October 7, 2023, subject to automatic two-year renewals unless we provide prior written notice, or such other time as when Boeing owns less than all of the shares of common stock purchased by it pursuant to the Boeing Agreement.

Controlled Company Exemption

The Voting Parties collectively beneficially own more than 50% of the combined voting power for the election of our directors. As a result, we are a “controlled company” within the meaning of the corporate governance standards of the NYSE and may elect not to comply with certain corporate governance standards, including the following requirements:

•	that a majority of our Board of Directors consist of directors who qualify as “independent” as defined under the rules of the NYSE;

•	that we have a nominating and corporate governance committee and, if we have such a committee, that it is composed entirely of independent directors; and

•	that we have a compensation committee and, if we have such a committee, that it is composed entirely of independent directors.

We may elect to utilize one or more of these exemptions for so long as we remain a “controlled company.” Notwithstanding the availability of these exemptions, our Board of Directors currently consists of a majority of directors who qualify as “independent” under the rules of the NYSE. Additionally, as described below, we maintain both a nominating and corporate governance committee and a compensation committee that consist entirely of independent directors.

Director Independence

Under our Corporate Governance Guidelines and the NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries and that the NYSE’s per se bars to determining a director independent have not been triggered.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that none of Dr. Austin,

Mr. Bain, Mr. Kreeger, Mr. Mattson or Dr. Ryans, representing five of our eight directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors qualifies as “independent” as that term is defined under the rules of the NYSE. In making these determinations, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances the Board deemed relevant in determining their independence, including the director’s beneficial ownership of our common stock and the relationships of our non-employee directors with certain of our significant stockholders. Prior to the Virgin Galactic Business Combination, the board of directors of Social Capital determined that each of Mr. Bain, Dr. Ryans, Ms. Reses and Ms. Wong, who then served on Social Capital’s board of directors, qualified as independent under the applicable rules of the NYSE and the SEC, regarding service on the board of directors generally and the audit committee, compensation committee and nominating and corporate governance committee, specifically and as applicable to such director.

Board Committees

Prior to the Virgin Galactic Business Combination, Social Capital’s board of directors had three standing committees: an audit committee; a compensation committee; and a nominating and corporate governance committee. In connection with the consummation of the Virgin Galactic Business Compensation and the contemporaneous disbanding of these committees, our Board of Directors formed and constituted our audit committee and later formed our compensation committee, nominating and corporate governance committee and safety committee in December 2019, constituting each of these three committees in January 2020.

Each of our four standing committees of our Board of Directors has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues. Each of the audit committee, compensation committee, nominating and corporate governance committee and safety committee operates under a written charter.

Director	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Safety Committee
George Whitesides	—	—	—	—
Chamath Palihapitiya	—	—	—	—
Wanda Austin	X	Chair	—	X
Adam Bain	—	X	Chair	—
Craig Kreeger	X	—	—	Chair
Evan Lovell	—	—	—	X
George Mattson	—	X	X	—
James Ryans	Chair	—	X	—

Audit Committee

Our audit committee is responsible for, among other things:

•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm their independence from management;

•	reviewing with our independent registered public accounting firm the scope and results of their audits;

•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•	reviewing and monitoring our accounting principles, accounting policies and financial and accounting controls and compliance with legal and regulatory requirements; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Our audit committee consists of Drs. Austin and Ryans and Mr. Kreeger, with Dr. Ryans serving as chair. We have affirmatively determined that each member of the audit committee qualifies as independent under NYSE rules applicable to board members generally and under the NYSE rules and Exchange Act Rule 10A-3 specific to audit committee members. All members of our audit committee meet the requirements for financial literacy under the applicable NYSE rules. In addition, the Board has determined that Dr. Ryans qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

Our compensation committee is responsible for, among other things:

•

reviewing and approving corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of these goals and objectives and setting the Chief Executive Officer’s compensation;

•	reviewing and setting or making recommendations to our Board of Directors regarding the compensation of our other executive officers and, from time to time, other members of our leadership team;

•	reviewing and making recommendations to our Board of Directors regarding director compensation;

•	implementing and administering our incentive compensation and equity-based plans and arrangements;

•	retaining or obtaining advice from any compensation consultants; and

•	participating in succession planning for our Chief Executive Officer and others serving in key management positions.

Our compensation committee consists of Dr. Austin and Messrs. Bain and Mattson, with Dr. Austin serving as chair. We have affirmatively determined that each member of the compensation committee qualifies as independent under NYSE rules, including the additional independence standards for members of a compensation committee, and that each qualifies as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.

The compensation committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time as further described in its charter. The compensation committee may also delegate to one or more executive officers the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.

Compensation Consultants

The compensation committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the compensation committee has engaged the services of Mercer (US) Inc. (“Mercer”) as its independent outside compensation consultant. Prior to the establishment of the compensation committee, Mercer’s services to the Board of Directors in 2019 included those services described in “Executive Compensation—Compensation Discussion and Analysis—Role of the Board, Management and Compensation Consultant.

Neither Mercer nor any of its affiliates maintains any other direct or indirect business relationships with us or any of our subsidiaries. The compensation committee evaluated whether any work provided by Mercer raised any conflict of interest for services performed during 2019 and determined that it did not.

Additionally, during 2019, Mercer did not provide any services to us other than regarding executive and director compensation and broad-based plans that do not discriminate in scope, terms, or operation, in favor of our executive officers or directors, and that are available generally to all salaried employees.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for, among other things:

•	assisting our Board of Directors in identifying individuals qualified to become members of our Board of Directors, consistent with criteria set forth in our governance guidelines;

•	recommending director nominees for election to our Board of Directors;

•	reviewing the appropriate composition of our Board of Directors and its committees; and

•	developing and recommending to our Board of Directors a set of corporate governance guidelines and principles.

Our nominating and corporate governance committee consists of Dr. Ryans and Messrs. Bain and Mattson, with Mr. Bain serving as chair. We have affirmatively determined that each member of the nominating and corporate governance committee qualifies as independent under NYSE rules.

Safety Committee

Our safety committee’s responsibilities include, among other things:

•	reviewing our safety performance, including processes to ensure compliance with internal policies and goals and applicable laws and regulations;

•	providing input on the management of current and emerging safety issues;

•	assisting our Board of Directors with oversight of our risk management and security processes;

•	reviewing safety audit findings and resulting action plans; and

•	periodically visiting our facilities and reviewing any safety issues.

Our safety committee consists of Dr. Austin and Messrs. Kreeger and Lovell, with Mr. Kreeger serving as chair.

Board and Board Committee Meetings and Attendance

We expect all directors to attend all meetings of the Board and the committees of the Board of which they are members. During the year ended December 31, 2019, the Board of Directors of Social Capital and of Virgin Galactic Holdings, Inc. met, in the aggregate, six times, and each such entity’s audit committee met, in the aggregate, four times. Each of our incumbent directors attended at least 75% of the total meetings of the Board and committees thereof held during 2019 during the time that such director served on the Board or such committee in 2019.

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors meet in a private session that excludes management and any non-independent directors. The independent Chair of the Board presides at each of these meetings and, in his absence, the non-management and independent directors in attendance, as applicable, determine which member will preside at such session.

Director Attendance at Annual Meeting of Stockholders

We do not have a formal policy regarding the attendance of our Board members at our annual meetings of stockholders, but we expect all directors to make every effort to attend any meeting of stockholders.

Director Nominations Process

The nominating and corporate governance committee is responsible for recommending candidates to serve on the Board and its committees. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the annual meeting of stockholders, the nominating and corporate governance committee considers the criteria set forth in our Corporate Governance Guidelines. Specifically, the nominating and corporate governance committee considers candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments. In addition to any factors they deem relevant, the nominating and corporate governance committee may consider: the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company; the candidate’s experience as a board member of another publicly held company; the candidate’s professional and academic experience relevant to the Company’s industry; the strength of the candidate’s leadership skills; the candidate’s experience in finance and accounting and/or executive compensation practices; whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable; and the candidate’s geographic background, gender, age and ethnicity.

We consider diversity a meaningful factor in identifying qualified director nominees, but do not have a formal diversity policy. Currently, 25% of our Board identifies with one or more diverse groups. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. In determining whether to recommend a director for re-election, the nominating and corporate governance committee may also consider potential conflicts of interest with the candidates other personal and profession pursuits.

In identifying prospective director candidates, the nominating and corporate governance committee may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations. The nominating and corporate governance committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The nominating and corporate governance committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the nominating and corporate governance committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the nominating and corporate governance committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.

As described under “—Composition of the Board of Directors” above, the Stockholders’ Agreement provides for the parties thereof to designate persons to our Board based on their voting power of our common stock and subject to additional requirements. Pursuant to the Stockholders’ Agreement and their current voting power, Vieco 10 currently has the right to designate three VG Designees to serve on the Board and Mr. Palihapitiya currently has the right to designate two CP designees. Additionally, the Stockholders’ Agreement also provides for the appointment of two Other designees on the Board who, thereafter, will be as determined by the Board. In addition, the Stockholders’ Agreement provides there be a CEO designee serving on the Board, who will be the person then serving as Chief Executive Officer of the Company. Vieco 10 designated Messrs. Kreeger, Lovell and Mattson for election to our Board of Directors, Mr. Palihapitiya designated Messrs. Palihapitiya and Bain for election to our Board of Directors, Drs. Austin and Ryans were designated as the Other designees for election to our Board of Directors and Mr. Whitesides was designated as the CEO designee. Each of the director nominees to be elected at the Annual Meeting was evaluated in accordance with our standard review process for director candidates in connection with their initial appointment in conjunction with the contractual obligations under the Stockholders’ Agreement and their nomination for election or re-election, as applicable, at the Annual Meeting.

When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the Board member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.

The nominating and corporate governance committee will consider director candidates recommended by stockholders, and such candidates will be considered and evaluated under the same criteria described above. Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected and must otherwise comply with the requirements under our bylaws for stockholders to recommend director nominees. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary, Virgin Galactic Holdings, Inc., 166 North Roadrunner Parkway, Suite 1C, Las Cruces, New Mexico 88011. All recommendations for director nominations received by the Corporate Secretary that satisfy our by-law requirements relating to such director nominations will be presented to the nominating and corporate governance committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our bylaws. These timing requirements are also described under the caption “Stockholder Proposals and Director Nominations.”

Board Role in Risk Oversight

The Board of Directors has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company. While the full Board has overall responsibility for risk oversight and is currently overseeing the Company’s business continuity risks, such as risks relating to the COVID-19 pandemic, it is supported in this function by its audit committee, compensation committee and nominating and corporate governance committee. Each of the committees regularly reports to the Board.

The audit committee assists the Board in fulfilling its risk oversight responsibilities by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls, our compliance with legal and regulatory requirements, our enterprise risk management program and our cyber and data security risk management. Through its regular meetings with management, including the finance, legal, internal audit, tax, compliance and information technology functions, the audit committee reviews and discusses significant areas of our business and summarizes for the Board areas of risk and the appropriate mitigating factors. The safety committee assists the Board in matters related to safety arising as a result of the Company’s business and operations and the processes used to mitigate key safety risks.

Through its regular meetings with management and other advisers, its review of the Company’s policies and safety audits and results and on-site visits to the Company’s facilities and other oversight responsibilities, the safety committee oversees key safety risks. The compensation committee assists the Board by overseeing and evaluating risks related to the Company’s compensation structure and compensation programs, including the formulation, administration and regulatory compliance with respect to compensation matters, and coordinating, along with the Board’s Chair, succession planning discussions. The nominating and corporate governance committee assists the Board by overseeing and evaluating programs and risks associated with Board organization, membership and structure and corporate governance. In addition, our Board and its committees receive periodic detailed operating performance reviews from members of management.

Committee Charters and Corporate Governance Guidelines

Our Corporate Governance Guidelines, charters of the audit committee, compensation committee, nominating and corporate governance committee and safety committee and other corporate governance information are available under the Governance section of the Investor Information page of our website at www.virgingalactic.com, or by writing to our Corporate Secretary at our offices at 166 North Roadrunner Parkway, Suite 1C, Las Cruces, New Mexico 88011.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics (the “Code of Conduct”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. A copy of our Code of Business Conduct and Ethics is available under the under the Governance section of the Investor Information page of our website at www.virgingalactic.com, or by writing to our Corporate Secretary at our offices at 166 North Roadrunner Parkway, Suite 1C, Las Cruces, New Mexico 88011. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Conduct on our website rather than by filing a Current Report on Form 8-K.

Anti-Hedging Policy

Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts; short sales; and transactions in publicly traded options, such as puts, calls and other derivatives involving our equity securities.

Communications with the Board

Any stockholder or any other interested party who desires to communicate with our Board of Directors, our non-management directors or any specified individual director, may do so by directing such correspondence to the attention of the Corporate Secretary at our offices at 166 North Roadrunner Parkway, Suite 1C, Las Cruces, New Mexico 88011. The Corporate Secretary will forward the communication to the appropriate director or directors as appropriate.

DIRECTOR COMPENSATION

Prior to the closing of the Virgin Galactic Business Combination, we did not pay compensation to any of our directors. In connection with the execution of the merger agreement entered in connection with the Virgin Galactic Business Combination, the board of directors of Social Capital. approved the grant of the restricted stock unit awards to the following members of our Board of Directors at that time, which vested and were converted into the right to receive an aggregate of 1,500,000 shares of our common stock at the closing of the Virgin Galactic Business Combination as follows: 1,200,000 restricted stock units to Adam Bain; and 100,000 restricted stock units to each of James Ryans, Jacqueline D. Reses and Andrea Wong (the “Director RSU Awards”). The Director RSU Awards will be settled into shares of our common stock on a date, selected by us, that occurs between January 1 and December 31 of 2020.

In connection with the closing of the Virgin Galactic Business Combination, we adopted and implemented a compensation program that consists of annual retainer fees and long-term equity awards for our non-employee directors who are determined to not be affiliated with Virgin Group and/or Social Capital (the “Director Compensation Program”).

The initial eligible directors are Drs. Austin and Ryans and Messrs. Kreeger and Mattson. In connection with the closing of the Virgin Galactic Business Combination and under the Director Compensation Program, we granted each eligible director a restricted stock unit award covering shares of our common stock with an aggregate value of $300,000, which will vest as to one-third of the shares subject to the award on each anniversary of the closing, subject to continued service.

The 2019 Director Compensation Program consisted of the following components:

Cash Compensation

•	Annual Retainer: $125,000

•	Annual Committee Chair Retainer:

•	Audit: $40,000

•	Compensation: $10,000

•	Nominating and Corporate Governance: $7,500

•	Annual Committee Member (Non-Chair) Retainer:

•	Audit: $20,000

•	Compensation: $5,000

•	Nominating and Corporate Governance: $3,750

The annual cash retainer will be paid in quarterly installments in arrears. Annual cash retainers will be pro-rated for any partial calendar quarter of service.

Equity Compensation

•

Initial Grant to each eligible director who is initially elected or appointed to serve on our Board of Directors after the Closing: restricted stock unit award with an aggregate value of $150,000, which will vest as to one-third of the shares subject to the award on each anniversary of the grant date, subject to continued service.

•

Annual Grant to each eligible director who is serving on our Board of Directors as of the date of the annual stockholders’ meeting beginning with calendar year 2020: restricted stock unit award with an aggregate value of $125,000, which will vest in full on the earlier of the one-year anniversary of the grant date and the date of the next annual meeting following the grant date, subject to continued service.

In addition, each equity award granted to the eligible directors under the Director Compensation Program will vest in full immediately prior to the occurrence of a change in control (as defined in the Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan (the “2019 Plan”)).

Compensation under the Director Compensation Program is subject to the annual limits on non-employee director compensation set forth in the 2019 Plan.

The Board of Directors currently is in the process of updating the Director Compensation Program for 2020, including to add cash retainer fees for members of the safety committee.

Director Compensation Table for Fiscal Year 2019

The following table contains information concerning the compensation of our non-employee directors in fiscal year 2019. Mses. Reses and Wong ceased serving on the board of directors at the time of the closing of the Virgin Galactic Business Combination.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Wanda Austin	31,206	300,000	—	331,205
Adam Bain	—	12,516,000	—	12,516,000
Craig Kreeger	31,206	300,000	—	331,205
George Mattson	27,534	300,000	—	327,534
Jaqueline D. Reses	—	1,043,000	—	1,043,000
James Ryans	34,877	1,343,000	—	1,377,877
Andrea Wong	—	1,043,000	—	1,043,000

(1)

Amounts reflect the full grant-date fair value of stock awards granted during 2019 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock awards made to our directors in Note 13 in our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (our “Form 10-K”). The table below shows the aggregate numbers of RSU awards held as of December 31, 2019 by each director.

Name	Restricted Stock Units Outstanding at Fiscal Year End
Wanda Austin	25,445
Adam Bain	1,200,000
Craig Kreeger	25,445
George Mattson	25,445
Jaqueline D. Reses	100,000
James Ryans	125,445
Andrea Wong	100,000

COMPENSATION COMMITTEE REPORT

The compensation committee has discussed and reviewed the following Compensation Discussion and Analysis with management. Based upon this review and discussion, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Submitted by the Compensation Committee of the Board of Directors:

Dr. Wanda Austin (Chair)

Adam Bain

George Mattson

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis describes our 2019 compensation program for our named executive officers, who were:

•	George Whitesides, our Chief Executive Officer;

•	Jon Campagna, our Chief Financial Officer;

•	Michael Moses, who serves as President of VG, LLC; and

•	Enrico Palermo, who serves as President of TSC, LLC and, as of January 13, 2020, who serves as our Chief Operating Officer.

In particular, this discussion and analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, how each element of our executive compensation program is designed to satisfy those objectives, and the policies underlying our 2019 executive compensation program and the compensation awarded to our named executive officers for 2019. The following discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures.

Compensation Highlights

Our executive compensation program consists of fixed and variable pay, including cash and non-cash components. The key elements of our 2019 executive compensation program, as well as the key features expected for our 2020 compensation program, are as follows:

Compensation Element	Key Features and Objectives
Base Salary	• Reflects individual skills, experience, responsibilities and performance over time • Attracts and retains talent by providing a stable and reliable source of income

Cash-Based Incentive Compensation	• Rewards the achievement of corporate objectives and individual contributions towards achieving those objectives

Equity-Based Compensation

•  Motivates our executives to create long-term stockholder value

•  Aligns our executives’ interests with those of our stockholders’ interests over the long-term

•  Promotes retention and enhanced executive stock ownership

Compensation Program Objectives

The main objectives of the Company’s executive compensation program are to:

•	Motivate, attract and retain highly qualified executives who are committed to the Company’s mission, performance and culture, by paying them competitively.

•

Create a fair, reasonable and balanced compensation program that rewards executives’ performance and contributions to the Company’s short- and long-term business results, while closely aligning the interests of the executives with those of stockholders.

•	Emphasize pay for performance, with a program that aligns financial and operational achievements.

We believe that the Company’s executive compensation program design features accomplish the following:

•	Provide base salaries consistent with each executive’s responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security.

•	Ensure a significant portion of each executive’s compensation tied to the future share performance of the Company, thus aligning their interests with those of our stockholders.

•	Utilize an equity compensation and vesting periods for equity awards encourage executives to remain employed and focus on sustained share price appreciation.

•	Utilize a mix between cash and equity compensation designed to encourage strategies and actions that are in the long-term best interests of the Company.

Role of the Board, Management and Compensation Consultant

In 2019, we did not have a compensation committee, and so decisions regarding executive compensation were made by our Board of Directors, in consultation with our Chief Executive Officer (except with respect to his own compensation) and, prior to the Virgin Galactic Business Combination, the board of the VG Companies former parent company, V10. In 2019, we engaged the services of an outside independent compensation consultant, Mercer (US) Inc. (“Mercer”), to assist in determining the appropriate amounts, types and mix of compensation for our executive officers in connection with the consummation of the Virgin Galactic Business Combination, and generally to achieve the overall objectives as described above.

Mercer recommended, based on its review of proxy statement data, survey data, current industry trends, existing employment arrangements, appropriate dilution and overhang and other factors specifically related to the Company, the level of base and incentive cash bonus compensation to be set for each named executive officer, as well as the amount and vesting schedules of equity awards to be granted to each named executive officer in connection with the closing of the Virgin Galactic Business Combination. The Board of Directors considered these recommendations, along with the Company’s and the individual’s overall performance and the unique circumstances associated with any individual executive, in determining these compensation levels, although no particular executive compensation peer group percentile was targeted for any of our named executive officers.

Stockholder Say-on-Pay Vote

During 2019, we became a large accelerated filer and exited the “emerging growth company” status as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). As such, our stockholders will have their first opportunity to cast an advisory vote to approve our named executive officers’ compensation at the Annual Meeting. In the future, we intend to consider the outcome of the say-on-pay votes when making compensation decisions regarding our named executive officers. Following the vote at the Annual Meeting, and depending on the outcome of Proposal 4 (regarding the frequency of future say-on-pay votes), our next say-on-pay vote is expected to occur at our 2021 annual meeting.

Elements of Our Executive Compensation Program

The Company’s primary components of compensation for its executive officers have been base salary, incentive cash bonuses and grants of long-term equity-based incentive compensation. We have no pre-established policy or target for the allocation between cash and non-cash incentive compensation or between short-term and long-term compensation, although the Company attempts to keep total cash compensation within the Company’s fiscal year budget while reinforcing its pay-for-performance philosophy.

Base Salaries

The base salaries of our named executive officers are an important part of their total compensation package, and are intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

In connection with the completion of the Virgin Galactic Business Combination, we increased our named executive officers’ base salaries. In addition, in connection with his appointment as Chief Operating Officer, our compensation committee increased Mr. Palermo’s salary from $350,000 to $425,000, effective December 9, 2019. As of the end of fiscal year 2019, our named executive officers were entitled to the following base salaries:

Named Executive Officer	Pre-Business Combination 2019 Base Salary	2019 Base Salary
George Whitesides	$350,000	$450,000
Jon Campagna	$257,000	$350,000
Michael Moses	$314,000	$350,000
Enrico Palermo	$314,000	$425,000

Cash-Based Incentive Compensation

2019 Annual Cash Bonus

Prior to the completion of the Virgin Galactic Business Combination, Messrs. Whitesides, Campagna, Moses and Palermo were eligible to earn annual cash bonuses targeted at 50%, 30%, 40% and 40% of their respective base salaries. In connection with the Virgin Galactic Business Combination, we increased the annual target cash bonus to 50% of their respective base salaries.

For 2019, each named executive officer was eligible to earn a bonus weighted as to 60% of the bonus opportunity on the attainment of designated Company performance metrics (the “Corporate Bonus Opportunity”) and as to 40% of the bonus opportunity based on the compensation committee’s assessment of each named executive officer’s individual performance during the 2019 fiscal year (the “Individual Bonus Opportunity”), although the compensation committee retained discretion to reduce bonuses.

Company performance goals included achievement of pre-established goals related to safety, operations, budget and financing at the Company and/or subsidiary (VG, LLC or TSC, LLC) levels. For purposes of the 2019 program, the Corporate Bonus Opportunity was tied to Company performance for Messrs. Whitesides and Campagna and subsidiary performance for Messrs. Moses and Palermo (VG, LLC and TSC, LLC, respectively). The achievement of the Corporate Bonus Opportunity and the Individual Bonus Opportunity for each named executive officer is set forth below:

Named Executive Officer	Corporate Bonus Opportunity (60%)		Individual Bonus Opportunity (40%)
	Performance Measure Level	Achievement %	Achievement %	2019 Bonus Overall Achievement %
George Whitesides	Virgin Galactic Holdings, Inc.	87.5%	100%	92.5%
Jon Campagna	Virgin Galactic Holdings, Inc.	87.5%	95.0%	90.5%
Michael Moses	VG, LLC	87.0%	87.0%	87.0%
Enrico Palermo	TSC, LLC	88.0%	88.0%	88.0%

Ultimately, the compensation committee decided to approve bonus amounts equal to 50% of the annual cash bonuses earned in 2019 in light of recent COVID-19 (coronavirus) considerations. The following table sets forth the 2019 bonus opportunities, amounts earned based on the achievement of performance goals and amounts approved.

Named Executive Officer	2019 Annual Cash Bonus Opportunity	2019 Annual Cash Bonus Earned	2019 Annual Cash Bonus Approved / Paid
George Whitesides	$184,315	$170,491	$85,246
Jon Campagna	$95,339	$86,282	$43,141
Michael Moses	$134,654	$118,764	$59,382
Enrico Palermo	$134,654	$119,572	$59,786

Cash Incentive Plan

The VG Companies currently maintain a Cash Incentive Plan adopted in 2017 in which each of the named executive officers participates. The named executive officers are eligible to receive bonuses under the cash incentive plan upon the VG Companies’ achievement of three specified performance objectives (each such objective a “qualifying milestone”). Payment of bonuses pursuant to the cash incentive plan, if any, is contingent upon the applicable named executive officer’s continued employment through the applicable payment date.

The first qualifying milestone was not achieved under the cash incentive plan. In connection with the Virgin Galactic Business Combination, the second qualifying milestone was amended such that participants, including the named executive officers, received 100% of the amount that such participant would have received upon the achievement of the second qualifying milestone upon the closing of the Virgin Galactic Business Combination, subject to continued employment with the VG Companies through the closing. In addition, the third qualifying milestone was amended such that the amount payable upon achievement of the third qualifying milestone will be conditioned upon the achievement of a cash flow goal prior to, or as of, the end of calendar year 2027, subject to the executive’s continued employment.

The following table shows the bonus paid to each of the named executive officers upon the closing of the Virgin Galactic Business Combination (i.e., the amended second qualifying milestone) and the remaining bonus opportunity that may become payable upon achieving the amended third qualifying milestone.

Named Executive Officer	Closing / Second Qualifying Milestone ($)	Amended Third Qualifying Milestone Opportunity ($)
George Whitesides	1,500,000	2,000,000
Jon Campagna	450,000	78,125
Michael Moses	1,000,000	1,000,000
Enrico Palermo	750,000	600,000

Equity Compensation

In connection with the Virgin Galactic Business Combination, we adopted the 2019 Plan, under which we may grant cash and equity incentive awards to directors, employees and consultants of our Company and our affiliates, to enable us to obtain and retain services of these individuals, which we believe is essential to our long-term success.

In 2019, we approved equity awards to our named executive officers in connection with the Virgin Galactic Business Combination, in the form of stock options and restricted stock units. Restricted stock unit awards were granted to the named executive officers in connection with the closing, but stock options were granted to each named executive officer as to 50% of the award in connection with the closing, and will be granted as to the remaining 50% of the award on the first anniversary of the closing (the “Anniversary Awards”), subject to continued service through the applicable grant date.

The equity awards will vest over a four year period. Stock options and restricted stock unit awards granted in connection with the closing will vest as to 25% of the shares subject to each award on the first anniversary of the closing and as to the remaining 75% in substantially equal monthly installments over the following 36 months, subject to continued service through the applicable vesting date. Anniversary Awards will vest along the same schedule, except the vesting dates will be keyed off of the grant date (rather than the date of the closing).

The following table sets forth the stock options and RSUs granted to our named executive officers in 2019; it also includes the Anniversary Awards that are expected to be granted in 2020 (but does not include any other awards granted in 2020).

Named Executive Officer	2019 RSUs Granted	2019 Stock Options Granted	Anniversary Awards (Stock Options) to be Granted in 2020
George Whitesides	194,844	641,681	641,680
Jon Campagna	92,783	305,562	305,562
Michael Moses	139,175	458,343	458,343
Enrico Palermo	139,175	458,343	458,343

Other Elements of Compensation

Retirement Plans

In 2019, the named executive officers participated in a 401(k) retirement savings plan maintained by an affiliate of the VG Companies. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. In 2019, contributions made by participants in the 401(k) plan were matched up to a specified percentage of the employee contributions on behalf of the named executive officers. These matching contributions are fully vested as of the date on which the contribution is made.

Employee Benefits and Perquisites

Health/Welfare Plans. In 2019, the named executive officers participated in health and welfare plans maintained by an affiliate of the VG Companies, including:

•	medical, dental and vision benefits;

•	medical and dependent care flexible spending accounts;

•	short-term and long-term disability insurance;

•	life insurance; and

•	vacation and paid holidays.

Perquisites. In 2019, Mr. Palermo received a $3,508 car allowance. In addition, Mr. Moses was entitled to certain benefits in connection with his relocation to Las Cruces, New Mexico in 2019, specifically: (i) a lump sum payment of $4,600 (to be used towards miscellaneous costs), (ii) Company-paid or reimbursed shipment of household goods and house-hunting trips and (iii) a retention/relocation bonus payment of $15,000. Mr. Moses may be required to repay these amounts if he quits or his employment is terminated for cause, in each case, prior to July 29, 2020. In addition, each of Mr. Whitesides and his wife is entitled to a Company paid commercial space flight. We believe the perquisites described above are necessary and appropriate to provide a competitive compensation package to the named executive officers.

Severance and Change in Control-Based Compensation

Prior to the Virgin Galactic Business Combination, the VG Companies had entered into employment agreements with each of Messrs. Whitesides and Palermo that provided the executive with severance protections upon a termination of employment without cause and, for Mr. Whitesides, with good reason. In connection with the closing of the Virgin Galactic Business Combination, we replaced these arrangements and entered into new employment agreements with each of our named executive officers that provides for severance upon a termination of employment without cause or for good reason. We believe that job security and terminations of employment, both within and outside of the change of control context, are causes of significant concern and uncertainty for senior executives and that providing protections to our named executive officers in these contexts is therefore appropriate in order to alleviate these concerns and allow the executives to remain focused on their duties and responsibilities to our Company in all situations. These are described and quantified below under “Potential Payments Upon Termination or Change in Control.”

Tax Considerations

As a general matter, our Board of Directors and the compensation committee review and consider the various tax and accounting implications of compensation programs we utilize.

Code Section 162(m)

When reviewing compensation matters, the compensation committee considers the anticipated tax consequences to us (and, when relevant, to our executive officers) of the various payments under our compensation programs. Section 162(m) of the Code generally disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million in any taxable year to certain executive officers. The compensation committee, after considering the potential impact of the application of Section 162(m) of the Code, may provide compensation to executive officers that may not be tax deductible if it believes that providing that compensation is in the best interests of the Company and its stockholders.

Code Section 409A

Section 409A of the Code, or Section 409A, requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A.

Code Section 280G

Section 280G of the Code, or Section 280G, disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change of control. In addition, Section 4999 of the Code imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change of control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long- term incentive plans including stock options, restricted stock and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive’s prior compensation. In approving the compensation arrangements for our named executive officers, our Board of Directors or compensation committee considers all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G. However, the Board of Directors or compensation committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G and the imposition of excise taxes under Section 4999 when it believes that such arrangements are appropriate to attract and retain executive talent.

Accounting for Stock-Based Compensation

We follow the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options and restricted stock units under our equity incentive award plans are accounted for under ASC Topic 718. Our Board of Directors or compensation committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of the named executive officers for the years ended December 31, 2019 and 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
George Whitesides	2019	346,346	1,536,863	1,384,605	4,988,505	48,383	17,875	8,322,577
Chief Executive Officer	2018	350,673	93,850	—	—	—	17,334	461,857
Jon Campagna	2019	245,019	468,115	659,337	2,375,477	25,026	18,093	3,791,067
Chief Financial Officer
Michael Moses	2019	308,899	1,039,237	989,009	3,563,216	35,145	64,502	6,000,008
President, VG, LLC	2018	300,986	68,850	—	—	—	17,531	387,367
Enrico Palermo	2019	312,625	774,237	989,009	3,563,216	35,549	19,332	5,693,968
President, TSC, LLC (5)	2018	297,684	68,850	—	—	—	15,553	382,087

(1)

With respect to 2019, amounts represent (i) the portion of the annual bonuses payable to each named executive officer in 2019 based on individual performance as determined by the compensation committee in its discretion (ii) discretionary bonuses payable to each of our named executive officers upon the closing of the Virgin Galactic Business Combination pursuant to the Cash Milestone Plan and (iii) with respect to Mr. Moses, a one-time $15,000 retention/relocation bonus. The annual bonus amounts payable to Messrs. Whitesides, Campagna, Moses and Palermo based on their individual performance are $36,863, $18,115, $24,237 and $24,237, respectively. The amounts payable to Messrs. Whitesides, Campagna, Moses and Palermo pursuant to the Cash Milestone Plan are $1,500,000, $450,000, $1,000,000 and $750,000, respectively.

(2)

The amounts shown for 2019 represents the grant date fair value RSUs and stock options awarded to the named executive officers in 2019, computed in accordance with the requirements of FASB ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations. We provide information regarding the assumptions used to calculate the value of all option and RSU awards made to executives in Note 13 to our financial statements included in our Form 10-K.

(3)	With respect to 2019, amounts represent the portion of the annual bonuses payable to each named executive officer in 2019 based on achievement of designated Company performance metrics.
(4)	For 2019, amounts in this column include the amounts set forth in the table below:

Named Executive Officer	401(k) Plan Contributions ($)(a)	AD&D Premiums ($)	Car Allowance ($)	Relocation ($)	Gross Up ($)
George Whitesides	17,623	252	—	—	—
Jon Campagna	17,900	193	—	—	—
Michael Moses	17,579	228	—	31,845	19,450
Enrico Palermo	15,597	227	3,508	—	—

(a)	Amounts include safe harbor and profit sharing employer matching contributions made in 2019.
(5)	Mr. Palermo was appointed as our Chief Operating Officer in January 2020.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2019

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair value of Stock and Option Awards ($)(2)
		Target ($) (1)
George Whitesides	October 25, 2019	—	—	641,681	11.79	4,988,505
		110,589	—	—	—	—
	December 30, 2019	—	194,844	—	—	1,384,605
Jon Campagna	October 25, 2019	—	—	305,562	11.79	2,375,477
		57,203	—	—	—	—
	December 30, 2019	—	92,783	—	—	659,337
Michael Moses	October 25, 2019	—		458,343	11.79	3,563,216
		80,792	—	—	—	—
	December 30, 2019	—	139,175	—	—	989,009
Enrico Palermo	October 25, 2019	—	—	458,343	11.79	3,563,216
		80,792	—	—	—	—
	December 30, 2019	—	139,175	—	—	989,009

(1)

The amounts in this column represent the value of the non-discretionary portion of the annual bonus that each named executive officer was eligible to earn in 2019 based on achievement of designated Company performance metrics. For further discussion of the 2019 annual bonuses see “Compensation Discussion and Analysis—Cash-Based Incentive Compensation — 2019 Annual Cash Bonus.”

(2)

The amounts in the table reflect the full grant date fair value of time-vesting option and RSU awards computed in accordance with the requirements of ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations. We provide information regarding the assumptions used to calculate the value of all option and RSU awards made to executives in Note 13 in our consolidated financial statements included elsewhere in our Form 10-K.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

The following is a description of the employment agreements we entered into with our named executive officers in connection with the Virgin Galactic Business Combination.

General Description of Employment Agreements

Each agreement will continue until terminated in accordance with its terms, and provides for an annual base salary, target annual bonus and eligibility to participate in customary health, welfare and fringe benefit plans, provided by the Company to its employees.

Pursuant to the employment agreements, each named executive officer was entitled, in connection with the Virgin Galactic Business Combination, to receive stock options to purchase shares of the Company’s common stock and a restricted stock unit award covering shares of the Company’s common stock. The restricted stock units were granted in connection with the closing of the Virgin Galactic Business Combination, and were effective as of the date of the filing of the Form S-8 for the 2019 Plan. Half of the stock options were granted to the executives at the closing and half will be granted on the first anniversary of the closing, subject to the executive’s continued employment through the applicable grant date. Awards granted in connection with the closing will vest as to 25% of the shares subject to the award on the one year anniversary of the closing and as to the remaining 75% in substantially equal monthly installments over the following 36 months, subject to continued service through the applicable vesting date. Awards granted on the first anniversary of the closing will vest along the same schedule, except the vesting dates will be keyed off of the grant date (rather than the closing). The following table sets forth the number of shares subject to each award:

Named Executive Officer	2019 RSUs Granted	2019 Stock Options Granted	Stock Options to be Granted in 2020 (1)
George Whitesides	194,844	641,681	641,680
Jon Campagna	92,783	305,562	305,562
Michael Moses	139,175	458,343	458,343
Enrico Palermo	139,175	458,343	458,343

(1)	Includes stock option awards approved in 2019 to be granted in 2020 (but does not include equity awards separately granted in 2020).

The employment agreements also contain customary confidentiality and non-solicitation provisions, and also includes a “best pay” provision under Section 280G of the Code, pursuant to which any “parachute payments” that become payable to the executive will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Code, whichever results in the better after-tax treatment to the executive.

George Whitesides Employment Agreement

On October 25, 2019, we entered into an employment agreement with Mr. Whitesides. Pursuant to his employment agreement, Mr. Whitesides serves as the Chief Executive Officer of the Company and reports directly to the Company’s Board of Directors. Under the employment agreement, Mr. Whitesides is entitled to receive an initial annual base salary of $450,000, subject to increase at the discretion of the Company’s Board of Directors or a subcommittee thereof and is eligible to receive an annual performance bonus targeted at 50% of Mr. Whitesides’ then-current annual base salary. The actual amount of any such bonus will be determined by reference to the attainment of applicable Company and/or individual performance objectives, as determined by the Company’s Board of Directors or a subcommittee thereof. Mr. Whitesides also is eligible to earn a one-time cash bonus equal to $500,000, to be paid on the first anniversary of the achievement of a commercial launch, subject to his employment through the payment date. In addition, Mr. Whitesides is entitled to join a spaceflight in connection with the performance of his duties, and his wife is entitled to join a spaceflight.

Jon Campagna Employment Agreement

On October 25, 2019, we entered into an employment agreement with Mr. Campagna. Pursuant to his employment agreement, Mr. Campagna serves as the Chief Financial Officer of the Company and reports directly to our Chief Executive Officer. Mr. Campagna’s service pursuant to the employment agreement will continue until terminated in accordance with its terms. Under the employment agreement, Mr. Campagna is entitled to receive an initial annual base salary of $350,000, subject to increase at the discretion of the Company’s Board of Directors or a subcommittee thereof and is eligible to receive an annual performance bonus targeted at 50% of Mr. Campagna’s then-current annual base salary. The actual amount of any such bonus will be determined by reference to the attainment of applicable Company and/or individual performance objectives, as determined by the Company’s Board of Directors or a subcommittee thereof.

Michael Moses Employment Agreement

On October 25, 2019, we entered into an employment agreement with Mr. Moses. Pursuant to his employment agreement, Mr. Moses serves as the President of VG, LLC and reports directly to our Chief Executive Officer. Under the employment agreement, Mr. Moses is entitled to receive an initial annual base salary of $350,000, subject to increase at the discretion of the Company’s Board of Directors or a subcommittee thereof and is eligible to receive an annual performance bonus targeted at 50% of Mr. Moses then-current annual base salary. The actual amount of any such bonus will be determined by reference to the attainment of applicable Company and/or individual performance objectives, as determined by the Company’s Board of Directors or a subcommittee thereof.

Enrico Palermo Employment Agreement

On October 25, 2019, we entered into an employment agreement with Mr. Palermo, which was amended January 13, 2020. Pursuant to his amended employment agreement, Mr. Palermo serves as the Chief Operating Officer of Virgin Galactic Holdings, Inc. and President of TSC, LLC and reports directly to our Chief Executive Officer. Under his amended employment agreement, Mr. Palermo is entitled to receive an initial annual base salary of $425,000, subject to increase at the discretion of the Company’s Board of Directors or a subcommittee thereof and is eligible to receive an annual performance bonus targeted at 50% of Mr. Palermo’s then-current annual base salary. The actual amount of any such bonus will be determined by reference to the attainment of applicable Company and/or individual performance objectives, as determined by the Company’s Board of Directors or a subcommittee thereof. Mr. Palermo also is entitled to an annual vehicle allowance of $3,600. In addition, Mr. Palermo is entitled to receive a $60,000 bonus in connection with certain events related to entering into his amended employment agreement.

Pursuant to his amended employment agreement Mr. Palermo received, in connection with his appointment as Chief Operating Officer, an additional award of stock options to purchase an aggregate of 291,656 shares of the Company’s common stock (the “Palermo Options”) and a restricted stock unit award covering 55,000 shares of the Company’s common stock (the “Palermo RSUs” and, together with the Palermo Option, the “Palermo Equity Awards”). The Palermo RSUs and half of the Palermo Options were granted on January 13, 2020; the other half of the Palermo Options will be granted on January 13, 2021, subject to Mr. Palermo’s continued employment through the applicable grant date. The Palermo Equity Awards granted on January 13, 2020 will vest as to 25% of the shares subject to the award on the one year anniversary of the grant date and as to the remaining 75% in substantially equal monthly installments over the following 36 months, subject to continued service through the applicable vesting date. Palermo Equity Awards granted on January 13, 2021 will vest on a similar four-year vesting schedule from and after the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2019.

Name	Option Awards									Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
George Whitesides	—		641,681	(2)	—		11.79		10/25/2029	—		—
	—		—		—		—		—	194,844	(3)	2,250,448.2
	905,614	(4)					4.81	(5)	07/24/2024
Jon Campagna	—		305,562	(2)	—		11.79		10/25/2029	—		—
	—		—		—		—		—	92,783	(3)	1,071,644
					35,084	(6)	4.81	(5)	07/24/2024
Michael Moses	—		458,343	(2)			11.79		10/25/2029	—		—
	—		—		—		—		—	139,175	(3)	1,607,471
Enrico Palermo	—		458,343	(2)	—		11.79		10/25/2029	—		—
	—		—		—		—		—	139,175	(3)	1,607,471

(1)	The market value of shares of our common stock that have not vested is calculated based on the closing trading price of our common stock ($11.55) as reported on the NYSE on December 31, 2019.

(2)

This stock option will vest as to 25% of the shares underlying the option on October 25, 2020, and as to the remaining 75% of the underlying shares in substantially equal monthly installments over the following 36 months, subject to continued service through the applicable vesting date.

(3)

This restricted stock unit award will vest as to 25% of the shares underlying the option on October 25, 2020, and as to the remaining 75% of the underlying shares in substantially equal monthly installments over the following 36 months, subject to continued service through the applicable vesting date.

(4)	Represents a stock option covering shares of VO Holdings, Inc., an affiliate of the Company, granted to Mr. Whitesides that was fully vested as of the date of grant.
(5)	Represents the per share exercise price of the stock option or stock appreciation right covering shares of VO Holdings, Inc., an affiliate of the Company
(6)

Represents a stock appreciation right covering shares of VO Holdings, Inc., an affiliate of the Company, common stock granted to Mr. Campagna which will vest only upon the occurrence of an initial public offering or a change in control with respect to VO Holdings, Inc.

2019 OPTION EXERCISES AND STOCK VESTED

None of our named executive officers exercised any stock options in 2019, and no stock awards held by our named executive officers vested in 2019.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

In accordance with SEC rules, the following table summarizes the payments that would be made to certain of our named executive officers upon the occurrence of certain qualifying terminations of employment, assuming such named executive officer’s termination of employment with the Company occurred on December 31, 2019 and, where relevant, that a change of control of the Company occurred on December 31, 2019. Amounts shown in the table below do not include (1) accrued but unpaid salary and (2) other benefits earned or accrued by the named executive officers during his employment that are available to all salaried employees, such as accrued vacation).

We have entered into certain agreements with each of our named executive officers that provide our named executive officers with severance protections. The employment agreements provide that the named executive officers will be eligible for severance benefits in certain circumstances following a termination of employment without cause or with good reason, whether or not in connection with a change in control.

Under the employment agreements, if the executive’s employment is terminated by the Company without “cause,” or by the executive for “good reason” (each, as defined in the employment agreement, and referred to herein as a qualifying termination) then the executive will be entitled to receive the following severance payments and benefits:

•	an amount equal to 0.5 (or, with respect to Mr. Whitesides, 1.0) times the sum of (a) the executive’s annual base salary then in effect and (b) his target annual bonus amount; and

•	continued healthcare coverage for 12 months after the termination date.

However, if either such termination of employment occurs on or within 24 months following a “change in control” (as defined in the 2019 Plan), then the executive instead will be entitled to receive the following severance payments and benefits:

•	an amount equal to 1.0 (or, with respect to Mr. Whitesides, 1.5) times the sum of (a) the executive’s annual base salary then in effect and (b) his target annual bonus amount;

•	continued healthcare coverage for 18 months after the termination date; and

•	full accelerated vesting of all outstanding and unvested time-based vesting equity awards.

The severance payments and benefits described above are subject to the executive’s execution and non-revocation of a general release of claims in favor of the Company and continued compliance with customary confidentiality and non-solicitation requirements, then, in addition to any accrued amounts.

Name	Benefit	Termination without “Cause” or Resignation for “Good Reason”	“Change in Control” with Termination
George Whitesides	Cash Payment	$675,000	$1,012,500
	Vesting of Equity Awards	—	$2,250,448
	Value of Benefits	$23,125	$35,515
	Total	$698,125	$3,298,463
Jon Campagna	Cash Payment	$262,500	$525,000
	Vesting of Equity Awards	—	$1,071,644
	Value of Benefits	$11,535	$23,620
	Total	$274,035	$1,620,264
Michael Moses	Cash Payment	$262,500	$525,000
	Vesting of Equity Awards	—	$1,607,471
	Value of Benefits	$11,352	$23,247
	Total	$273,852	$2,155,518
Enrico Palermo	Cash Payment	$318,750	$637,500
	Vesting of Equity Awards	—	$1,607,471
	Value of Benefits	$11,459	$23,462
	Relocation Cost Reimbursement	$50,000	$50,000
	Total	$380,209	$2,318,433

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information on our equity compensation plans as of December 31, 2019. The only plan pursuant to which the Company may currently make additional equity grants is the 2019 Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by stockholders(1)	7,889,758	(2)	$11.58	(3)	13,318,997
Equity compensation plans not approved by stockholders	—		—		—

Total	7,889,758		$11.58		13,318,997

(1)	Consists of the 2019 Plan.
(2)	Amount includes (i) 6,122,044 stock options and (ii) 1,767,714 restricted stock units.
(3)

As of December 31, 2019, the weighted-average exercise price of outstanding options under the 2019 Plan was $11.58. The calculation of the weighted average exercise price does not include outstanding equity awards that are received or exercised for no consideration.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2019, prior to the Virgin Galactic Business Combination, Social Capital’s compensation committee was composed of Mr. Bain and Ms. Wong, neither of whom was during fiscal 2019 an officer or employee of the Company or was formerly an officer of the Company. Related person transactions pursuant to Item 404(a) of Regulation S-K involving those who served on the compensation committee during 2019 are described in “Certain Transactions with Related Persons.”

During 2019, following the Virgin Galactic Business Combination, our Board of Directors did not have a compensation committee, and decisions regarding executive compensation were made by our Board, in consultation with our Chief Executive Officer (except with respect to his own compensation) and, prior to the Virgin Galactic Business Combination, the board of our former parent company, Vieco 10. During 2019, George Whitesides, our Chief Executive Officer, participated in deliberations of the Board of Directors, concerning executive officer compensation, other than as to the executives of Social Capital and other than as to his own.

During 2019, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that had one or more executive officers serving on our Board or compensation committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of April 8, 2020 for:

•	each person who is known to be the beneficial owner of more than 5% of shares of our outstanding common stock;

•	each of our current named executive officers and directors; and

•	all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. The beneficial ownership of our voting securities is based on 209,613,064 shares of our common stock issued and outstanding as of April 8, 2020, which includes the shares of common stock that formed a portion of our then-outstanding units, which as of the Record Date were listed on the NYSE under the symbol SPCE.U and consisted of one share of our common stock and one-third of a warrant to purchase one share of our common stock. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting. Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

	Shares Beneficially Owned
	Shares	% of Ownership
Name of Beneficial Owner(1)
Holders of More Than 5%
Vieco 10(2)	114,790,438	54.8%
SCH Sponsor Corp.(3)	23,750,000	11.3%
Directors and Named Executive Officers
Chamath Palihapitiya(3),(4)	33,750,000	13.9%
Wanda Austin	—	—
Adam Bain(5)	1,200,000	*
Craig Kreeger	—	—
Evan Lovell	—	—
George Mattson	—	—
James Ryans	100,000	*
George Whitesides(6)	5,850	*
Jonathan Campagna	—	—
Michael Moses	—	—
Enrico Palermo	—	—
All Directors and Executive Officers as a Group (12 individuals)	35,059,153	14.3%

*	Less than one percent
(1)	Unless otherwise noted, the business address of each of those listed in the table above is 166 North Roadrunner Parkway, Suite 1C, Las Cruces, NM 88011.
(2)

Vieco 10 is a company limited by shares under the laws of the British Virgin Islands. Virgin Investments Limited holds an approximate 80.7% ownership interest in Vieco 10, and Aabar Space Inc. holds an approximate 19.3% ownership interest in Vieco 10. Virgin Investments Limited is wholly owned by Virgin Group Investments LLC, whose sole managing member is Corvina Holdings Limited, which is wholly owned by Virgin Group Holdings Limited (“Virgin Group Holdings”). Virgin Group Holdings is owned by Sir Richard Branson, and he has the ability to appoint and remove the management of Virgin Group Holdings and, as such, may indirectly control the decisions of Virgin Group Holdings regarding the voting and disposition of securities held by Virgin Group Holdings. Therefore, Sir Richard Branson may be deemed to have indirect beneficial ownership of the shares held by Virgin Group Holdings. The address of Vieco 10, Virgin Group Holdings Limited, Virgin Investments Limited and Corvina Holdings Limited is Craigmuir Chambers, Road Town, Tortola, VG1110, British Virgin Islands. The address of Sir Richard Branson is Branson Villa (Necker Beach Estate), Necker Island, VG 1150, British Virgin Islands.

(3)

Includes 15,750,000 shares of our common stock directly held by the Sponsor and 8,000,000 shares issuable upon the exercise of warrants issued to the Sponsor in a private placement concurrent with our initial public offering. Chamath Palihapitiya may be deemed to beneficially own securities held by the Sponsor by virtue of his shared control over the Sponsor. The address of the Sponsor is 317 University Avenue, Suite 200, Palo Alto, California 94301.

(4)

Mr. Palihapitiya has pledged, hypothecated or granted security interests in all of the shares of our common stock held by him (but not those shares held by the Sponsor) pursuant to a margin loan agreement with customary default provisions. In the event of a default under the margin loan agreement, the secured parties may foreclose upon any and all shares of common stock pledged to them and may seek recourse against the borrower.

(5)

Consists of shares of our common stock underlying the restricted stock unit awards that vested upon the consummation of the Virgin Galactic Business Combination but will not settle into shares of our common stock until a date, selected by us, that occurs between January 1, 2020 and December 31, 2020.

(6)	Includes 5,850 shares of common stock held directly by George Whitesides.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures for Related Party Transactions

Our Board of Directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404(a) of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained on terms no less favorable than in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction.

Advance from Related Party

During the year ended December 31, 2019, a related party advanced an aggregate of $2.7 million for working capital purposes prior to the closing of the Virgin Galactic Business Combination. The advances were non-interest bearing, unsecured and due on demand. All advances were repaid in full in connection with the closing of the Virgin Galactic Business Combination.

Founder Shares

In May 2017, the Sponsor purchased 14,375,000 of our then-outstanding Class B ordinary shares for an aggregate purchase price of $25,000, or approximately $0.002 per share (after giving effect to a surrender of shares by the Sponsor for no value on May 18, 2017 and a subsequent share capitalization on August 23, 2017). On September 13, 2017, we effected a pro rata share capitalization resulting in an increase in the total number of these shares outstanding from 14,375,000 to 17,250,000 in order to maintain the ownership of these shares by the Sponsor at 20% of the issued and outstanding ordinary shares of Social Capital upon consummation of its initial public offering.

In connection with the Virgin Galactic Business Combination, the 17,250,000 then-outstanding of our Class B ordinary shares were converted automatically into 15,750,000 shares of our common stock.

Private Placement Warrants

Simultaneously with the consummation of our initial public offering, the Sponsor purchased 8,000,000 warrants to purchase one Class A ordinary share at an exercise price of $11.50 at a price of $1.50 per warrant, or $12.0 million in the aggregate, in a private placement. In connection with the Virgin Galactic Business Combination, each of those warrants converted automatically into a warrant to acquire one share of our common stock.

Repurchase from Vieco USA, Inc.

As contemplated by the merger agreement entered in connection with the Virgin Galactic Business Combination, we repurchased from Vieco US on October 25, 2019, at the election of Vieco US, 5,209,562 of the shares of our common stock that had been issued to Vieco US as consideration for the Virgin Galactic Business Combination, at a purchase price of $10.00 per share.

Purchase Agreement

Pursuant to a purchase agreement by and among us, Mr. Palihapitiya, Vieco US and Vieco 10 and initially entered into on July 9, 2019 in connection with the execution of the merger agreement entered in connection with the Virgin Galactic Business Combination, Mr. Palihapitya purchased (concurrently with the consummation of the mergers) 10,000,000 shares of our common stock from Vieco US at a price of $10.00 per share in cash.

Director RSU Awards

In connection with the execution of the merger agreement entered in connection with the Virgin Galactic Business Combination, our Board of Directors approved a grant of restricted stock unit awards to select members of the Board of Directors that vested in connection with the closing of Virgin Galactic Business Combination, representing the right to receive an aggregate of 1,500,000 shares of our common stock (comprised of 1,200,000 restricted stock units to Adam Bain and 100,000 restricted stock units to each of James Ryans and two former members of our Board of Directors, Jacqueline D. Reses and Andrea Wong). These awards will settle into shares of our common stock on a date of our choosing between January 1st and December 31st of 2020.

Stockholders’ Agreement

In connection with the closing of the Virgin Galactic Business Combination, we entered into a stockholders’ agreement (the “Stockholders’ Agreement”) with Vieco US, the Sponsor and Mr. Palihapitiya. In March 2020, Vieco US distributed its shares of our common stock to Vieco 10 and, in connection with such distribution, Vieco 10 executed a joinder to the Stockholders’ Agreement and to the Registration Rights Agreement described below.

Board Composition

Under the Stockholders’ Agreement, Vieco 10 has the right to designate three VG designees for as long as Vieco 10 beneficially owns 57,395,219 or more shares of our common stock, which represents 50% of the number of shares beneficially owned by Vieco 10 immediately following the closing of the Virgin Galactic Business Combination and related transactions, provided that when such beneficial ownerships falls below (x) 57,395,219 shares, Vieco 10 will have the right to designate only two directors, (y) 28,697,610 shares, Vieco 10 will have the right to designate only one director and (z) 11,479,044 shares, Vieco 10 will not have the right to designate any directors. Each of the Sponsor and Mr. Palihapitiya have agreed to vote, or cause to vote, all of their outstanding shares of our common stock at any annual or special meeting of stockholders in which directors are elected, so as to cause the election of the VG designees.

Additionally, pursuant to the Stockholders’ Agreement, Mr. Palihapitiya also has the right to designate two CP designees, one of which must qualify as an “independent director” under stock exchange regulations applicable to us, for as long as Mr. Palihapitiya and the Sponsor collectively beneficially own at least 21,375,000 shares of our common stock, which represents 90% of the number of shares beneficially owned by them as of immediately following the closing of the Virgin Galactic Business Combination, but excluding the 10,000,000 shares purchased by Mr. Palihapitiya from Vieco US, provided that when such beneficial ownership falls below (x) 21,3750,000 shares, Mr. Palihapitiya will have the right to designate only one director, who will not be required to qualify as an “independent director” and (y) 11,875,000 shares, Mr. Palihapitiya will not have the right to designate any directors. Vieco 10 has agreed to vote, or cause to vote, all of its outstanding shares of our common stock at any annual or special meeting of stockholders in which directors are elected, so as to cause the election of the CP designees. The initial chairperson of the Board of Directors is Mr. Palihapitiya until such time as Vieco 10 identifies a permanent chairperson who qualifies as an independent director and is reasonably acceptable to Mr. Palihapitiya.

Under the terms of the Stockholders’ Agreement, two directors, each of whom qualify as an “independent director” under stock exchange regulations applicable to us and one of whom must qualify as an “audit committee financial expert” as defined under the rules of the SEC, were appointed in accordance with the Stockholders’ Agreement and, thereafter, will be as determined by the Board of Directors. In addition, under the terms of the Stockholders’ Agreement, the individual serving as our Chief Executive Officer was appointed in accordance with the Stockholders’ Agreement to our Board of Directors and will, going forward, be determined by what individual holds the title of our Chief Executive Officer.

Resignation; Removal; Vacancies

Upon any decrease in the number of directors that Vieco 10 or Mr. Palihapitiya is entitled to designate for nomination to our Board, Vieco 10 or Mr. Palihapitiya, as applicable, shall take all necessary action to cause the appropriate number of designees to offer to tender their resignation, effective as of the next annual meeting of our stockholders. If as a result of changes in ownership by Vieco 10 or by the Sponsor and Mr. Palihapitiya of our common stock such that there are any seats on our Board of Directors for which none of Vieco 10 or Mr. Palihapitiya have the right to designate a director, the selection of such director shall be conducted in accordance with applicable law and our certificate of incorporation and bylaws.

Vieco 10 and Mr. Palihapitiya will have the exclusive right to remove one or more of the VG designees or CP designees, respectively, from the Board and Vieco 10 and Mr. Palihapitiya will have the exclusive right to designate directors for election to the Board to fill vacancies created by reason of death, removal or resignation of VG designees or CP designees, respectively (in each case, so long as the applicable party retains its right to designate a director to such seat on our Board by virtue of its ownership levels of our common stock). Until the earliest of (i) the date Mr. Palihapitiya is no longer entitled to designate two CP designees to our Board or, if earlier, the date Vieco 10 is no longer entitled to designate two or more VG designees to our Board, in each case, pursuant to the Stockholders’ Agreement (the “Sunset Date”) and (ii) the expiration of the lock-up period under the Registration Rights Agreement (as defined below), Vieco 10 will take no action to cause the removal of any of the Other designees appointed under the Stockholders’ Agreement. Until the Sunset Date, Vieco 10 must consult and discuss with the other members of our Board of Directors before undertaking any action to cause the removal of one or more of the Other designees.

Chairperson of the Board

For so long as Mr. Palihapitiya is entitled to designate at least one director for election to our Board in accordance with the terms and conditions of the Stockholders’ Agreement, we and the other parties to the Stockholders’ Agreement will take all necessary action to cause Mr. Palihapitiya to be the chair of our Board of Directors. However, at such time as Vieco 10 identifies and nominates a permanent chairperson who is reasonably acceptable to Mr. Palihapitiya and whom the Board determines qualifies as an “independent director” under applicable stock exchange regulations, Mr. Palihapitiya will resign from the role of chair and the new director will replace a resigning Other designee on our Board and assume the role of chair.

Voting; Necessary Actions

In addition, pursuant to the Stockholders’ Agreement, we and the other parties thereto have agreed not to take, directly or indirectly, any actions (including removing directors in a manner inconsistent with the Stockholders’ Agreement) that would frustrate, obstruct or otherwise affect the provisions of the Stockholders’ Agreement and the intention of the parties thereto with respect to the composition of our Board as provided in the agreement. Each of the stockholders party to the agreement, to the extent not prohibited by our certificate of incorporation, will vote all of their respective shares of our common stock in such manner as may be necessary to elect and/or maintain in office as members of our Board those individuals designated in accordance with the Stockholders’ Agreement and to otherwise effect the intent of the provisions of the Stockholders’ Agreement.

Vieco 10 Approval Rights; Limitations

Pursuant to the Stockholders’ Agreement, among other things, Vieco 10 also has certain approval rights with respect to significant corporate transactions and other actions involving us as set forth below.

For so long as Vieco 10 is entitled to designate one director to our Board under the Stockholders’ Agreement, in addition to any vote or consent of our stockholders or Board as required by law, we must obtain Vieco 10’s prior written consent to engage in:

•	any business combination or similar transaction;

•	amendments to our certificate of incorporation or bylaws, any similar documents of any of our subsidiaries, the Stockholders’ Agreement and the Registration Rights Agreement;

•	a liquidation or related transaction; or

•	an issuance of capital stock in excess of 5% of our then issued and outstanding shares.

For so long as Vieco 10 is entitled to designate two directors to our Board under the Stockholders’ Agreement, in addition to any vote or consent of our stockholders or Board as required by law, we must obtain Vieco 10’s prior written consent to engage in:

•	a business combination or similar transaction having a fair market value of $10.0 million or more;

•	a non-ordinary course sale of assets or equity interest having a fair market value of $10.0 million or more;

•	an acquisition of any business or assets having a fair market value of $10.0 million or more;

•	an acquisition of equity interests having a fair market value of $10.0 million or more;

•	an engagement of any professional advisers, including, without limitation, investment bankers and financial advisers;

•	the approval of a non-ordinary course investment having a fair market value of $10.0 million or more;

•	increasing or decreasing the size of our Board;

•	an issuance or sale of any of our capital stock, other than an issuance of shares of capital stock upon the exercise of options to purchase shares of our capital stock;

•	making any dividends or distributions to the stockholders other than redemptions and those made in connection with the cessation of services of employees;

•	incurring indebtedness outside of the ordinary course in an amount greater than $25.0 million in a single transaction or $100.0 million in aggregate consolidated indebtedness;

•	amendments to our certificate of incorporation or bylaws, any similar documents of any of our subsidiaries, the Stockholders’ Agreement and the Registration Rights Agreement;

•	a liquidation or similar transaction;

•	transactions with any interested stockholder pursuant to Item 404 of Regulation S-K;

•	engaging any professional advisors for any of the matters listed above; or

•	the authorization or approval, or entrance into any agreement to engage in any of the matters listed above.

However, the Stockholders’ Agreement also contemplates that: (i) no transaction involving consideration of $120,000 or more, between Vieco 10 or any affiliate of Vieco 10, on the one hand, and us on the other, may be approved without the affirmative vote of at least a majority of our directors that were not designated by Vieco 10 under the terms of the Stockholders’ Agreement (or otherwise) and (ii) Vieco 10 and the directors it has designated to our Board of Directors, as applicable, will be required to first consult and discuss with our Board of Directors before (x) adopting, amending or repealing, in whole or in part, our certificate of incorporation or bylaws or (y) taking any action by written consent as our stockholder, in each case, in addition to any vote or consent required under our certificate of incorporation or bylaws, and otherwise in accordance with the other terms and subject to the other conditions contemplated by the Stockholders’ Agreement.

Termination

The provisions of the Stockholders’ Agreement relating to the stockholders’ agreement to vote, Vieco 10’s approval rights and our covenants will terminate automatically on the first date on which no voting party has the right to designate a director to our Board of Directors under the Stockholders’ Agreement; provided, that the provisions of the Stockholders’ Agreement regarding indemnification of our directors and maintenance of director and officer liability insurance by us will survive such termination. The provisions of the Stockholders’ Agreement regarding our use of controlled company exemptions will terminate automatically when we no longer qualify as a controlled company under applicable exchange listing rules. The remaining provisions of the Stockholders’ Agreement will terminate automatically as to each voting party when such party ceases to beneficially own any of our securities that may be voted in the election of our directors registered in the name of, or beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act, including by the exercise or conversion of any security exercisable or convertible for shares of our common stock, but excluding shares of stock underlying unexercised options or warrants) by such party.

Transfer Restrictions and Registration Rights

At the closing of the Virgin Galactic Business Combination, we entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) with Vieco US, the Sponsor and Mr. Palihapitiya, pursuant to which we have agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of our common stock and other equity securities that are held by the parties thereto from time to time. In March 2020, Vieco US distributed its shares of our common stock to Vieco 10 and, in connection with such distribution, Vieco 10 executed a joinder to the Registration Rights Agreement.

Additionally, the Registration Rights Agreement contains certain restrictions on transfer with respect to the shares of our common stock held by the Sponsor immediately following the closing of the Virgin Galactic Business Combination and the shares of our common stock received by Vieco US in connection with the Virgin Galactic Business Combination and now held by Vieco 10, including a two-year lock-up of such shares in each case, subject to limited exceptions as contemplated thereby (including that Vieco 10 may transfer up to 50% of the shares).

VG Companies’ Historical Relationship with Vieco 10

Prior to the closing of the Virgin Galactic Business Combination, the VG Companies were dependent on Vieco 10 for its support to fund the VG Companies’ operations. For the year ended December 31, 2019, net transfers from Vieco 10 to the VG Companies were $162.6 million.

In connection with the Virgin Galactic Business Combination, we entered into new or amended agreements in order to provide a framework for its relationship with VEL, Vieco 10 and their respective affiliates (other than the VG Companies), including the Amended TMLA and the Transition Services Agreements as described below under “—Agreements with Vieco 10 in Connection with the Business Combination.”

Agreements with Vieco 10 and Its Affiliates in Connection with the Virgin Galactic Business Combination

Virgin Trademark License Agreement

We possess certain exclusive and non-exclusive rights to use the name and brand “Virgin Galactic” and the Virgin signature logo pursuant to an amended and restated trademark license agreement (the “Amended TMLA”). Our rights under the Amended TMLA are subject to certain reserved rights and pre-existing licenses granted by Virgin to third parties. In addition, for the term of the Amended TMLA, to the extent the Virgin Group does not otherwise have a right to place a director on our Board of Directors, we have agreed to provide Virgin with the right to appoint one director to our Board of Directors, provided the designee is qualified to serve on the Board under all applicable corporate governance policies and applicable regulatory and listing requirements.

Unless terminated earlier, the Amended TMLA will have an initial term of 25 years expiring October 2044, subject to up to two additional 10-year renewals by mutual agreement of the parties. The Amended TMLA may be terminated by Virgin upon the occurrence of a number of specified events, including if:

•	we commit a material breach of our obligations under the Amended TMLA (subject to a cure period, if applicable);

•	we materially damage the Virgin brand;

•	we use the brand name “Virgin Galactic” outside of the scope of the activities licensed under the Amended TMLA (subject to a cure period);

•	we become insolvent;

•	we undergo a change of control to an unsuitable buyer, including to a competitor of Virgin;

•	we fail to make use of the “Virgin Galactic” brand to conduct our business;

•	we challenge the validity or entitlement of Virgin to own the “Virgin” brand; or

•

the commercial launch of our services does not occur by a fixed date or thereafter if we are unable to undertake any commercial flights for paying passengers for a specified period (other than in connection with addressing a significant safety issue).

Upon any termination or expiration of the Amended TMLA, unless otherwise agreed with Virgin, we will have 90 days to exhaust, return or destroy any products or other materials bearing the licensed trademarks, and to change our corporate name to a name that does not include any of the licensed trademarks, including the Virgin name.

Pursuant to the terms of the Amended TMLA, we are obligated to pay Virgin quarterly royalties equal to the greater of (a) a low single-digit percentage of our gross sales and (b) (i) prior to the first spaceflight for paying customers, a mid-five figure amount in dollars and (ii) from our first spaceflight for paying customers, a low-six figure amount in dollars, which increases to a low-seven figure amount in dollars over a four-year ramp up and thereafter increases in correlation with the consumer price index. In relation to certain sponsorship opportunities, a higher, mid-double-digit percentage royalty on related gross sales applies. In the year ended December 31, 2019, we paid Virgin a total of $0.1 million under the Amended TMLA and its predecessor agreement.

The Amended TMLA also contains, among other things, customary mutual indemnification provisions, representations and warranties, information rights of Virgin and restrictions on our and our affiliates’ ability to apply for or obtain registration for any confusingly similar intellectual property to that licensed to us pursuant to the Amended TMLA. Furthermore, Virgin is generally responsible for the protection, maintenance, enforcement and protection of the licensed intellectual property, including the Virgin brand, subject to our step-in rights in certain circumstances.

All Virgin and Virgin-related trademarks are owned by Virgin and our use of such trademarks is subject to the terms of the Amended TMLA, including our adherence to Virgin’s quality control guidelines and granting Virgin customary audit rights over our use of the licensed intellectual property.

Transition Services Agreements

At the closing of the Virgin Galactic Business Combination, we entered into the U.S. Transition Services Agreement, pursuant to which we and Galactic Ventures LLC and Virgin Orbit, LLC, which had previously part of the same consolidated corporate group as the VG Companies, established a service schedule to control the provision of services among the parties. Virgin Orbit, LLC provides propulsion engineering, tank design support services, tank manufacturing services, and office space access and usage services to us, as well as business development and regulatory affairs services. We provide office space, logistics and welding services, and IT services to Virgin Orbit, LLC. We provide pilot utilization services, finance and accounting services, and insurance advisory services to Virgin Orbit, LLC. Galactic Ventures LLC will continue to provide IT services us for so long as such IT services have not been fully transitioned or the applicable contracts have not been assigned. We received $0.2 million under the U.S. Transition Services Agreement in the year ended December 31, 2019.

At the closing of the Virgin Galactic Business Combination, we also entered into the U.K. Transition Services Agreement, pursuant to which certain of our employees based in the United Kingdom continue to receive access to certain third party and Virgin Group employee benefits services.

Compensation of Chief Astronaut Instructor

Our chief astronaut instructor, Natalie Beth Moses, is an immediate family member of Michael Moses, one of our executive officers. Mrs. Moses received approximately $264,000 in total compensation in 2019.

PROPOSAL NO. 3

APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Background

As required by Section 14A(a)(1) of the Exchange Act, the below resolution enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement. This proposal (the “Say-on-Pay Vote”), and commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. The Say-on-Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

We encourage our stockholders to review the “Executive Compensation” section of this Proxy Statement for more information.

As an advisory approval, this proposal is not binding upon us or our Board of Directors. However, the compensation committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders expressed through your vote on this proposal. The Board and compensation committee will consider the outcome of this vote in making future compensation decisions for our named executive officers. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Virgin Galactic Holdings, Inc. approve, on an advisory basis, the fiscal year 2019 compensation of Virgin Galactic Holdings, Inc.’s named executive officers as described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in Virgin Galactic Holdings, Inc.’s Proxy Statement for the 2020 Annual Meeting of Stockholders.”

Board Recommendation

Our Board of Directors unanimously recommends you vote “FOR” the resolution to approve, on an advisory (non-binding) basis, the compensation of our named executive officers, as disclosed in the “Executive Compensation” section, the accompanying compensation tables and related narrative disclosure of this Proxy Statement.

PROPOSAL NO. 4

APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE FREQUENCY OF

FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Background

In accordance with Section 14A of the Exchange Act, we are requesting your advisory, non-binding vote regarding the frequency with which stockholders should have an opportunity to provide a say-on-pay vote. We are providing stockholders the option of selecting a frequency of every ONE YEAR, TWO YEARS, THREE YEARS or abstaining. Stockholders are not voting to approve or disapprove of the Board’s recommendation. Rather, stockholders are being asked to express their preference regarding the frequency of future say-on-pay votes.

We recommend that our stockholders select a frequency of every ONE YEAR. We believe that this frequency is appropriate because it will enable our stockholders to vote, on an advisory basis, on the most recent executive compensation information that is presented in our proxy statement, leading to a more meaningful and coherent communication between us and our stockholders on the compensation of our named executive officers. An annual advisory vote on executive compensation is consistent with our goal of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.

Board Recommendation

Our Board of Directors unanimously recommends that you vote for every ONE YEAR as the frequency of future say-on-pay votes.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

So long as we qualify as a “controlled company” under Section 303A of the NYSE Listed Company Manual, proposals may be brought at meeting of stockholders by any holder of record of at least 25% of our issued and outstanding shares of common stock.

Stockholders, other than such holders of at least 25% of our common stock who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2021 (the “2021 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary at our offices at 166 North Roadrunner Parkway, Suite 1C, Las Cruces, New Mexico 88011, in writing not later than December 21, 2020.

If such other stockholder intends to present a proposal at our 2021 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, such stockholder must comply with the requirements set forth in our bylaws. Our bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2021 Annual Meeting no earlier than the close of business on February 2, 2021 and no later than the close of business on March 4, 2021. The notice must contain the information required by our bylaws. In the event that the date of the 2021 Annual Meeting is not within 25 days before or after June 2, 2021, then our Corporate Secretary must receive such written notice not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

HOUSEHOLDING

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting the Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

2019 ANNUAL REPORT

Our 2019 Annual Report, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, is being mailed with this Proxy Statement to those stockholders that receive this Proxy Statement in the mail. Stockholders that receive the Notice Regarding the Availability of Proxy Materials can access our 2019 Annual Report, including our Annual Report on Form 10-K for 2019, at www.proxyvote.com.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Corporate Secretary at our offices at 166 North Roadrunner Parkway, Suite 1C, Las Cruces, New Mexico 88011 or by electronic mail at Corporate.Secretary@virgingalactic.com.

Your vote is important. Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

George Whitesides
Chief Executive Officer and Director

Las Cruces, New Mexico April 20, 2020

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 1, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

D14451-P39016 KEEP THIS PORTION FOR YOUR RECORDS

VIRGIN GALACTIC HOLDINGS, INC.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

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Nominees:

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D14451-P39016 Nominees: 01) George Whitesides 02) Chamath Palihapitiya 03) Wanda Austin 04) Adam Bain 05) Craig Kreeger 06) Evan Lovell 07) George Mattson 08) James Ryans 3. To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers. 2. To ratify, in a non-binding vote, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2020. 4. To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers. NOTE: To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof. For address changes and/or comments, please check this box and write them on the back where indicated. ! ! ! 1. Election of Directors For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. VIRGIN GALACTIC HOLDINGS, INC. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below. the following: The Board of Directors recommends you vote FOR proposals 2 and 3. The Board of Directors recommends you vote 1 YEAR for the following proposal: VIRGIN GALACTIC HOLDINGS, INC. 166 NORTH ROADRUNNER PARKWAY, SUITE 1C LAS CRUCES, NEW MEXICO 88011 1 Year 2 Years 3 Years Abstain ! ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 1, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SPCE2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903

Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com. D14452-P39016 VIRGIN GALACTIC HOLDINGS, INC. Annual Meeting of Stockholders June 2, 2020, 9:00 a.m., Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) George Whitesides and Jonathan Campagna, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of VIRGIN GALACTIC HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Pacific Time on June 2, 2020, via a live webcast at www.virtualshareholdermeeting.com/SPCE2020, and any continuation, adjournment or postponement thereof with all powers which the undersigned would possess if present at the meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations, as indicated on the reverse side, and in the discretion of the proxies with respect to such other matters as may properly come before the Annual Meeting. Continued and to be signed on reverse side